Exhibit 99.1

DIGICORE HOLDINGS LIMITED
(REGISTRATION NUMBER 1998/012601/06)

GROUP FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2015

These Group financial statements have been audited in compliance with the applicable requirements of the
Companies Act of South Africa, 71 of 2008.

DigiCore Holdings Limited (Registration number 1998/012601/06) Group Financial Statements for the year ended 30 June 2015

General Information

Country of incorporation and domicile	South Africa

Nature of business and principal activities	Manufacturing and distribution of fleet management and vehicle tracking solutions

Directors	NH Vlok
SS Ntsaluba
Prof B Marx
G Pretorius
SP Naude
JP duP le Roux
PJ Grove

Registered office	DigiCore Building, Regency Office Park, 9 Regency Drive, Route 21 Corporate Park, Irene Ext 30, Centurion, South Africa

Postal address	PO Box 68270,
Highveld Park,
0169

Bankers	ABSA Bank Limited

Auditors	Mazars (Gauteng) Inc.
Chartered Accountants (S.A.)
Registered Auditor

Secretary	N Bofilatos

Company registration number	1998/012601/06

Preparer	The Group financial statements were internally compiled by:
PJ Grove CA(SA), the Group Chief Financial Officer and
V Venkatkumar CA(SA), the Group Financial Manager

JSE Share Code	DGC

ISIN	ZAE000016945

2

DigiCore Holdings Limited (Registration number 1998/012601/06) Group Financial Statements for the year ended 30 June 2015

Index

The reports and statements set out below comprise the Group financial statements presented to the shareholders:

Index	Page

Directors' Responsibilities and Approval	4

Company Secretary’s Certification	5

Independent Auditor's Report	6

Audit & Risk Committee Report	7

Directors' Report	8 - 10

Statements of Financial Position	11

Statements of Profit or Loss and Other Comprehensive Income	12

Statements of Changes in Equity	13 - 15

Statements of Cash Flows	16

Accounting Policies	17 - 36

Notes to the Group Financial Statements	37 - 85

3

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Directors' Responsibilities and Approval

The directors are required by the Companies Act of South Africa, 71 of 2008, to maintain adequate accounting records and are responsible for the content and integrity of the Group financial statements and related financial information included in this report. It is their responsibility to ensure that the Group financial statements fairly present the state of affairs of the Group as at the end of the financial year and the results of its operations and cash flows for the period then ended, in conformity with International Financial Reporting Standards. The external auditors are engaged to express an independent opinion on the Group financial statements.

The Group financial statements are prepared in accordance with International Financial Reporting Standards, the JSE Listing Requirements, the SAICA Financial Reporting Guides as issued by the Accounting Practices Committee and the requirements of the Companies Act, 71 of 2008 and are based upon appropriate accounting policies consistently applied and supported by reasonable and prudent judgements and estimates.

The directors acknowledge that they are ultimately responsible for the system of internal financial control established by the Group and place considerable importance on maintaining a strong control environment. To enable the directors to meet these responsibilities, the board sets standards for internal control aimed at reducing the risk of error or loss in a cost effective manner. The standards include the proper delegation of responsibilities within a clearly defined framework, effective accounting procedures and adequate segregation of duties to ensure an acceptable level of risk. These controls are monitored throughout the Group and all employees are required to maintain the highest ethical standards in ensuring the Group’s business is conducted in a manner that in all reasonable circumstances is above reproach. The focus of risk management in the Group is on identifying, assessing, managing and monitoring all known forms of risk across the Group. While operating risk cannot be fully eliminated, the Group endeavours to minimise it by ensuring that appropriate infrastructure, controls, systems and ethical behaviour are applied and managed within predetermined procedures and constraints.

The directors are of the opinion, based on the information and explanations given by management, that the system of internal control provides reasonable assurance that the financial records may be relied on for the preparation of the Group financial statements. However, any system of internal financial control can provide only reasonable, and not absolute, assurance against material misstatement or loss.

The directors have reviewed the Group’s cash flow forecast for the year to 30 June 2016 and, in the light of this review and the current financial position, they are satisfied that the Group has or has access to adequate resources to continue in operational existence for the foreseeable future.

The auditor is responsible for reporting on whether the annual financial statements are fairly presented in accordance with the applicable financial reporting framework. The Group financial statements have been examined by the Group's external auditors and their report is presented on page 6.

The Group financial statements set out on pages 8 - 85, which have been prepared on the going concern basis, were approved by the board on 15 December 2015 and are signed on their behalf:

/s/ PJ Grove
PJ Grove
Chief Financial Officer

Centurion
15 December 2015

4

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Group Secretary's Certification

Declaration by the Group secretary in respect of Section 88(2)(e) of the Companies Act

In terms of Section 88(2)(e) of the Companies Act of South Africa, 71 of 2008, as amended, I certify that the Group has lodged with the Company and Intellectual Property Commission all such returns and notices as are required of a public company in terms of the Companies Act and that all such returns are true, correct and up to date.

/s/ N Bofilatos
N Bofilatos
Company Secretary to DigiCore Holdings Limited
Centurion
15 December 2015

5

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Shareholders of Digicore Holdings Limited
We have audited the consolidated financial statements of Digicore Holdings Limited set out on pages 11 to 85, which comprise the statements of financial position as at 30 June 2015 and 30 June 2014, the related statements of comprehensive income, statements of changes in equity and statements of cash flows for the years ended 30 June 2015, 30 June 2014 and 30 June 2013 and the related notes.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Digicore Holdings Limited as at 30 June 2015 and 30 June 2014 and its consolidated financial performance and its consolidated cash flows for the years ended 30 June 2015, 30 June 2014 and 30 June 2013 in accordance with International Financial Reporting Standards.

Mazars (Gauteng) Inc.
Director: G. Barlow - Tekie
15 December 2015
Pretoria, South Africa

DigiCore Holdings Limited (Registration number 1998/012601/06) Group Financial Statements for the year ended 30 June 2015

Audit and Risk Committee Report

This report is provided by the audit & risk committee appointed in respect of the 2015 financial year of Digicore Holdings Limited and its subsidiaries.
1.    Objective
The objective of the committee is to perform its statutory responsibilities regarding the appointment and independence of the external auditor as per section 94 of the Companies Act, 2008 and in performance of its corporate governance responsibilities, to assist the board in discharging its duties and responsibilities relating to financial reporting, auditing and the safeguarding of the Group's assets.
2.    Members of the Audit & Risk Committee
The members of the committee are recommended by the board to the shareholders for election at the annual general meeting. The shareholders confirmed the following as members of the audit committee:

Name	Qualification
Prof B Marx	DCom (UJ), MCompt (UFS), CA(SA), RAA, ACCA (UK)
SS Ntsaluba	BCom (Hons), BCompt (Unisa),CA(SA), HDip Tax Law (UJ)
G Pretorius	BSc, BIng, LLB (Stell), PMD (Harvard)
Prof B Marx is the chairman of the committee. The committee is satisfied that the members thereof have the required knowledge and experience as set out in Section 94(5) of the Companies Act of South Africa, 71 of 2008 and Regulation 42 of the Companies Regulations, 2011.
3.    Meetings held by the Audit & Risk Committee
The committee performs the duties laid upon it by Section 94(7) of the Companies Act of South Africa, 71 of 2008 by holding meetings with the key role players on a regular basis and by the unrestricted access granted to the external auditors.
The committee held 5 scheduled meetings during the 2015 financial year and the attendance of the members is shown in the table below

	July 2014	September 2014	November 2014	February 2015	May 2015
Prof B Marx	Attended	Attended	Attended	Attended	Attended
SS Ntsaluba	Attended	Attended	Attended	Attended	Attended
G Pretorius	Apology	Attended	Attended	Attended	Attended
4.    External auditor
The committee satisfied itself through enquiry that the external auditors is independent as defined by the Companies Act of South Africa, 71 of 2008 and as per the standards stipulated by the auditing profession. Requisite assurance was sought and provided by the Companies Act of South Africa, 71 of 2008 that internal governance processes within the firm support and demonstrate the claim to independence.
The committee in consultation with executive management, agreed to the terms of the engagement. The audit fee for the external audit has been considered and approved taking into consideration such factors as the timing of the audit, the extent of the work required and the scope thereof.
The committee has considered and pre-approved all non-audit services provided by the external auditors and the extent and scope of the work required and the fees relative there to so as to ensure the independence of the external auditors is maintained.
The committee has nominated Mazars (Gauteng) Inc. as the independent auditor and Georgina Barlow-Tekie as the designated auditor, who is a registered independent auditor, for appointment of the 2016 audit.
5.    Group Financial Statements
The committee has, based on the information provided to it by management and the external auditors, evaluated whether the financial statements is a true and fair view in all material respect, and have subsequently thereafter recommended the financial statements for approval to the board. The board has subsequently approved the financial statements which will be open for discussion at the forthcoming annual general meeting.
6.    Financial Function and Finance Office
As required by the JSE Listing Requirements, par 3.84(h), the committee has satisfied itself that the Chief Financial Officer, PJ Grove has appropriate experience and expertise. The committee has also satisfied itself regarding the experience, expertise and resources of the finance function.
On behalf of the Audit & Risk Committee,

/s/ Professor Ben Marx
Professor Ben Marx
Chairman of the Audit Committee

Centurion
30 September 2015

7

DigiCore Holdings Limited (Registration number 1998/012601/06) Group Financial Statements for the year ended 30 June 2015

Directors Report

The directors have the pleasure in submitting their report on the Group financial statements of Digicore Holdings Limited Group for the year ended 30 June 2015.

1.    Nature of business

Digicore Holdings Limited incorporated in the Republic of South Africa on 2 July 1998, carries on the business of the manufacturing and distribution of fleet management and vehicle tracking solutions through its subsidiary companies and associated companies. The Group is listed on the JSE Limited. The Company’s registered address is Digicore Building, Regency Office Park, 9 Regency Drive, Route 21 Corporate Park, Irene Extension 30, Centurion. The Group operates in South Africa, the rest of Africa, Australia, New Zealand, the United Kingdom and Europe.

2.    Review of financial results and activities

The consolidated Group financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB) and comply with the SAICA Financial Reporting Guides as issued by the Accounting Practices Committee, the JSE Listings Requirements and the requirements of the Companies Act of South Africa, 71 of 2008. The accounting policies have been applied consistently compared to the prior year.

Full details of the financial position, results of operations and cash flows of the Group are set out in these consolidated Group financial statements.

3.    Share capital

			2015	2014
			Number of Shares
Authorised			1 000 000 000	1 000 000 000
Ordinary shares

	2015	2014	2015	2014
Issued	R '000	R '000	Number of Shares
Ordinary shares	249	248	248 687 128	247 669 272

Refer to note 14 of the consolidated Group financial statements for detail of the movement in authorised and issued share capital.

4.    Control over unissued shares

The unissued ordinary shares are the subject of a general authority granted to the directors in terms of section 38 of the Companies Act. This general authority remains valid only until the next AGM.

5.    Dividends

The Group's dividend policy is to consider an interim and a final dividend in respect of each financial year. At its discretion, the board may consider a special dividend, where appropriate. Depending on the perceived need to retain funds for expansion or operating purposes, the board may pass on the payment of dividends.

Given the current state of the global economic environment, the board believes that it would be more appropriate for the Group to conserve cash and maintain adequate debt headroom to ensure that the Group is best placed to withstand any prolonged adverse economic conditions. Therefore the board has resolved not to declare a dividend for the financial year ended 30 June 2015 (2014: nil).

6.    Directorate

The directors in office during the year and up to the date of this report are as follows:

Directors	Office	Designation	Changes
NH Vlok	Chief Executive Officer	Executive
SS Ntsaluba		Non-executive Independent
Prof B Marx		Non-executive Independent
G Pretorius	Chairperson	Non-executive Independent
SP Naude		Non-executive	Appointed 27 January 2015
JP duP le Roux		Non-executive	Appointed 27 January 2015
PJ Grove	Chief Financial Officer	Executive
JD Wiese		Non-executive	Resigned 26 January 2015
With effect from 26 January 2015, Adv JD Wiese tendered his resignation as a non-executive director of the board as well as chairman of the social, ethics and transformation committee.

As from 27 January 2015, SP Naude, who was previously elected as an alternate non-executive director for Adv JD Wiese, has been appointed as a permanent non- executive director to the board.

As from 27 January 2015, JP duP le Roux has been appointed as a non-executive director to the board and chairman of the social, ethics and transformation committee. The board has subsequently elected SP Naude as a chairman of the social, ethics and transformation committee and JP duP le Roux to remain a committee member.

Neither the non-executive directors nor the executive directors have fixed term employment contracts.

8

DigiCore Holdings Limited (Registration number 1998/012601/06) Group Financial Statements for the year ended 30 June 2015

Directors Report

7.    Directors' interests in shares

As at 30 June 2015, the directors of the company held direct and indirect beneficial interests in 26% (2014: 20%) of its issued ordinary shares, as set out below.

Interests in shares
Directors	2015	2015	2014	2014
	Direct	Indirect	Direct	Indirect
NH Vlok	19 442 479	19 202 728	19 429 114	19 082 728
Prof B Marx	—	—	—	46 000
G Pretorius	—	1 134 047	—	523 670
JP duP le Roux	—	26 021 776	—	—
JD Wiese	—	—	—	8 813 500
	19 442 479	46 358 551	19 429 114	28 465 898

The register of interests of directors and others in shares of the company is available to the shareholders on request.

There have been no changes in beneficial interests that occurred between the end of the reporting period and the date of this report.

8.    Related Party Transactions

During the financial year, no contracts were entered into which directors or officers of the Group had an interest and which significantly affected the business of the Group.

9.    Interests in subsidiaries and associates

Details of material interests in subsidiary companies and associates are presented in the consolidated Group financial statements in notes 6 and 8.

10.    Borrowing powers

In terms of the Memorandum of Incorporation, the borrowing powers of the Group are unlimited. However all borrowings by the Group are subject to board approval as required by the board delegation of authority.

11.    Special resolutions

The following special resolutions were passed at the Group's AGM in November 2014.

Special Resolution number 1 - Adoption of the Memorandum of Incorporation (MOI)
It was resolved that the Group adopts a new revised MOI in order to ensure the Group's compliance with the Companies Act, the Listing Requirements and principles of good corporate governance.

Special Resolution number 2 - Granting a general authority to provide direct or indirect financial assistance to any Company or corporation which is related or inter-related to the Company
It was resolved to grant the directors of the Group the authority to provide financial assistance to any Company or corporation which is related or inter-related to the Group. This means that the Group is authorised to grant loans to its subsidiaries and to guarantee the debt of its subsidiaries. This general authority will expire at the end of two years from the date that this resolution is adopted.

Special Resolution number 3 - Approve that the Company provides any direct or indirect financial assistance for the purpose of, or in connection with the subscription of any option, or any shares or other securities or for the purchase of any securities of the Company or a related or interrelated company
It was resolved to grant the directors the authority until the next AGM to provide financial assistance to any person for the purpose of or in connection with the subscription or purchase of options, shares or other securities in the Company or any such related or inter-related company or corporation. This means that the Company is authorised, inter alia, to grant loans to its subsidiaries and to guarantee and furnish security for the debt of its subsidiaries where any such financial assistance is directly or indirectly related to a party subscribing for options, shares or securities in its subsidiaries.

Special Resolution number 4 - Approval of the remuneration payable to the non-executive directors of the Company in terms of section 66(9) of the Act
It was resolved to approve the payment of remuneration to its non-executive directors in accordance with the requirements of the Act.

12.    Events after the reporting period

Shareholders are referred to the joint announcement published by Novatel Wireless, Inc. and Digicore on 19 June 2015, in terms of which shareholders were advised that the Group has entered into a transaction implementation agreement with Novatel Wireless which constitutes notification to the Digicore board of directors of a firm intention to make an offer to acquire all the ordinary shares in the Group other than the Ordinary Shares held by any subsidiaries of the Group and the Ordinary Shares held by the Digicore Holdings Limited Share Trust, by way of a scheme of arrangement or, if specific conditions of the Scheme should not be fulfilled, to acquire all or a majority of the Ordinary Shares, excluding the Excluded Shares, by way of a substitute offer.

In addition, Digicore shareholders are referred to the joint announcement published by Novatel Wireless and Digicore on 31 July 2015, whereby shareholders were advised that a circular, setting out the terms and conditions of the Scheme and the Substitute Offer, and also incorporating a notice convening a general meeting of shareholders had been distributed to shareholders.

The directors are not aware of any other material event which occurred after the reporting date and up to the date of this report.

9

DigiCore Holdings Limited (Registration number 1998/012601/06) Group Financial Statements for the year ended 30 June 2015

Directors Report

13.    Going Concern

The directors believe that the Group has adequate resources to continue in operation for the foreseeable future and accordingly the consolidated Group financial statements have been prepared on a going concern basis. The directors have satisfied themselves that the Group is in a sound financial position and that it has access to sufficient borrowing facilities to meet its foreseeable cash requirements. The directors are not aware of any new material changes that may adversely impact the Group. The directors are also not aware of any material non-compliance with statutory or regulatory requirements or of any pending changes to legislation which may affect the Group.

14.    Litigation statement

The Group is not currently involved in any such claims or lawsuits, which individually or in the aggregate, are expected to have a material adverse effect on the business or its assets.

15.    Auditors

Mazars (Gauteng) Inc. continued in office as auditors for the Group and its subsidiaries for 2015.

At the AGM, the shareholders will be requested to reappoint Mazars (Gauteng) Inc. as the independent external auditors of the company and to confirm that Mrs Georgina Barlow - Tekie as the designated lead audit partner for the 2016 financial year.

16.    Company Secretary

The company secretary is Mr N Bofilatos.

Postal address	PO Box 68270 Highveld Park Centurion South Africa 0169

Business address	Digicore Building A 9 Regency Drive Route 21 Corporate Park Irene Centurion 0156

17.    Date of authorisation for issue of financial statements

The consolidated Group financial statements have been authorised for issue by the directors on 15 December 2015. No authority was given to anyone to amend the Group financial statements after the date of issue.

18.    Shareholders with more than 5% shareholding

Shareholder - 30 June 2015	Number of shares	%
Stellar Capital Partner Ltd	47 692 770	19,18
NH Vlok	38 645 207	15,54
Rational Expectations Proprietary Limited	26 021 776	10,46
Investec Limited	25 782 624	10,37
Cyrte Africa Fund	19 152 832	7,70
	157 295 209	63,25

Shareholder - 30 June 2014	Number of shares	%
NH Vlok	38 511 842	15,55
Investec Limited	30 768 624	12,42
Titan Nominees Proprietary Limited	29 725 000	12,00
Mellon Bank (Custodian)	21 497 267	8,68
Coronation Fund Managers	16 855 850	6,81
	137 358 583	55,46

19.    Corporate Governance

The Group has applied in all material respects, the principles of good corporate governance as contained in the King Code of Governance Principles (“King III”).

20.    Acknowledgements

Thanks and appreciation are extended to all of our shareholders, staff, suppliers and customers for their continued support of the Group.

10

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Statements of Financial Position at 30 June 2015

	Notes	2015 R '000	2014 R '000
Assets

Non-current Assets
Property, plant and equipment	3	161,866	137,619
Goodwill	4	175,720	178,332
Intangible assets	5	114,207	101,671
Associates	8	—	11,002
Deferred taxation	10	45,289	45,350
		497,082	473,974
Current Assets
Inventories	11	57,473	77,716
Trade and other receivables	12	163,958	182,520
Other financial assets	9	20,020	—
Current tax receivable		2,216	6,883
Cash and cash equivalents	13	76,259	19,267
		319,926	286,386

Total Assets		817,008	760,360

Equity and Liabilities

Equity
Share capital	14	168,411	166,324
Share-based payment reserve	15	14,214	12,661
Foreign currency translation reserve	16	7,116	14,756
Retained income		455,022	372,238
Equity attributable to equity holders of the parent		644,763	565,979
Non-controlling interest		(1,308)	(2,505)
		643,455	563,474
Liabilities

Non current liabilities
Other financial liabilities	17	9,710	14,135
Finance lease liabilities	18	7,232	7,990
Deferred tax	10	1,177	4,341
		18,119	26,466

Current liabilities
Other financial liabilities	17	3,492	18,235
Current tax payable		2,310	5,920
Finance lease liabilities	18	9,853	9,837
Trade and other payables	20	56,738	83,331
Deferred income	21	16,655	355
Provisions	19	1,578	3,019
Bank overdraft	13	64,808	49,723
		155,434	170,420

Total Liabilities		173,553	196,886

Total Equity and Liabilities		817,008	760,360

11

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Statements of Profit or Loss and Other Comprehensive Income

	Notes	2015 R'000	2014 R'000	2013 R'000
Revenue	22	858,527	891,943	878,578
Cost of sales		(266,136)	(325,189)	(296,176)
Gross profit		592,391	566,754	582,402

Other income		82,641	41,786	26,347
Operating expenses		(505,087)	(510,050)	(506,573)
Depreciation & amortization		(75,192)	(77,878)	(82,597)
Impairment of rental stock		(2,003)	(4,315)	(12,933)
Impairment of goodwill		—	—	(57,500)
Operating profit (loss)	23	92,750	16,297	(50,854)

Investment revenue	24	79	3,643	216
Income from equity accounted investments	25	4,956	3,064	2,131
Finance costs	26	(11,076)	(14,345)	(14,378)
Profit (loss) before taxation		86,709	8,659	(62,885)

Taxation	27	1,201	(864)	3,535
Profit (loss) for the year		87,910	7,795	(59,350)

Other comprehensive income:

Items that may be reclassified to profit or loss:
Exchange differences on translating foreign operations		(7,641)	(28,427)	43,706
Other comprehensive income for the year net of taxation	28	(7,641)	(28,427)	43,706

Total comprehensive (loss) income for the year		80,269	(20,632)	(15,644)

Profit (loss) attributable to:
Owners of the parent		87,744	7,036	(59,194)
Non-controlling interest		166	759	(156)
		87,910	7,795	(59,350)

Total comprehensive (loss) income attributable to:
Owners of the parent		80,103	(21,391)	(15,488)
Non-controlling interest		166	759	(156)
		80,269	(20,632)	(15,644)

Earnings per share

Per share information
Basic earnings (loss) per share (cents)	37	36.58	2.94	(24.70)
Diluted earnings (loss) per share (cents)	37	32.42	2.83	(24.70)

12

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Statements of Changes in Equity
	Share Capital	Share Premium	Total share capital	Foreign currency translation reserve	Share-based payment reserve	Total reserves	Retained income	Total attributable to equity holders of the Group	Non-controlling interest	Total equity
	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Balance at 01 July 2012	248	166,076	166,324	(524)	9,989	9,465	422,684	598,473	(14,524)	583,949

Loss for the year	—	—	—	—	—	—	(59,194)	(59,194)	(156)	(59,350)
Other comprehensive income for the year	—	—	—	43,706	—	43,706	—	43,706	—	43,706
Total comprehensive income for the year	—	—	—	43,706	—	43,706	(59,194)	(15,488)	(156)	(15,644)

Acquisition of a further 25% in Alchemist House Proprietary Limited	—	—	—	—	—	—	—	—	(874)	(874)
Share-based payment cost	—	—	—	—	2,805	2,805	—	2,805	—	2,805
Share options cancelled	—	—	—	—	(1,859)	(1,859)	1,859	—	—	—
Ctrack Latin America S.A. - Non Controlling interest derecognized	—	—	—	—	—	—	13	13	(13)	—
Sale of Worldmark SA Proprietary Limited	—	—	—	—	—	—	—	—	32,636	32,636
Acquistion of a further 27% of Ctrack Proprietary Limited	—	—	—	—	—	—	(5,568)	(5,568)	(1,312)	(6,880)
Total contributions by and distributions to owners of Group recognized directly in equity	—	—	—	—	946	946	(3,696)	(2,750)	30,437	27,687
Balance at 01 July 2013	248	166,076	166,324	43,182	10,935	54,117	359,794	580,235	15,757	595,992

13

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Statements of Changes in Equity
	Share Capital	Share Premium	Total share capital	Foreign currency translation reserve	Share-based payment reserve	Total reserves	Retained income	Total attributable to equity holders of the Group	Non-controlling interest	Total equity
	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Balance at 01 July 2013	248	166,076	166,324	43,182	10,935	54,117	359,794	580,235	15,757	595,992

Profit for the year	—	—	—	—	—	—	7,036	7,036	759	7,795
Other comprehensive income for the year	—	—	—	(28,427)	—	(28,427)	—	(28,427)	—	(28,427)
Total comprehensive income for the year	—	—	—	(28,427)	—	(28,427)	7,036	(21,391)	759	(20,632)
Buyback of shares in DigiCore Fleet Management SA Proprietary Limited	—	—	—	—	—	—	5,408	5,408	(19,021)	(13,613)
Share-based payment cost	—	—	—	—	1,726	1,726	—	1,726	—	1,726
Total contributions by and distributions to owners of Group recognized directly in equity	—	—	—	—	1,726	1,726	5,408	7,134	(19,021)	(11,887)
Balance at 30 June 2014	248	166,076	166,324	14,755	12,661	27,416	372,238	565,978	(2,505)	563,473

14

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Statements of Changes in Equity
	Share Capital	Share Premium	Total share capital	Foreign currency translation reserve	Share-based payment reserve	Total reserves	Retained income	Total attributable to equity holders of the Group	Non-controlling interest	Total equity
	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Balance at 01 July 2014	248	166,076	166,324	14,755	12,661	27,416	372,238	565,978	(2,505)	563,473

Profit for the year	—	—	—	—	—	—	87,744	87,744	166	87,910
Other comprehensive income for the year	—	—	—	(7,641)	—	(7,641)	—	(7,641)	—	(7,641)
Total comprehensive income for the year	—	—	—	(7,641)	—	(7,641)	87,744	80,103	166	80,269
Issue of shares	1	2,035	2,036	—	—	—	—	2,036	—	2,036
Acquisition of remaining 49% shares in Alchemist House Proprietary Limited	—	—	—	—	—	—	(5,814)	(5,814)	1,064	(4,750)
Share-based payment cost	—	—	—	—	2,875	2,875	—	2,875	—	2,875
Share options cancelled	—	—	—	—	(1,271)	(1,271)	1,271	—	—	—
Share options exercised	—	51	51	—	(51)	(51)	—	—	—	—
Acquisition of remaining 2% in Integrated Fare Collection Services Proprietary Limited	—	—	—	—	—	—	(417)	(417)	(33)	(450)
Total contributions by and distributions to owners of Group recognized directly in equity	1	2,086	2,087	—	1,553	1,553	(4,960)	(1,320)	1,031	(289)
Balance at 30 June 2015	249	168,162	168,411	7,114	14,214	21,328	455,022	644,761	(1,308)	643,453
Notes	14	14	14	16 & 28	15				7

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Statement of Cash Flows
	Notes	2015 R'000	2014 R'000	2013 R'000
Cash flows from operating activities

Cash generated from operations	29	140,076	161,793	125,620
Interest income	24	79	3,643	216
Finance costs	26	(11,076)	(14,345)	(14,378)
Taxation paid	30	(3,100)	(2,125)	(6,861)

Net cash from operating activities		125,979	148,966	104,597

Cash flows from investing activities

Purchase of property, plant and equipment	3	(70,271)	(65,005)	(98,788)
Proceeds on sale of property, plant and equipment	3	6,371	9,169	13,656
Purchase of other intangible assets	5	(38,195)	(36,509)	(19,418)
Proceeds on sale of shares in TPL Trakker Limited	8	51,911	—	—
Business combinations		—	—	(1,218)
Proceeds on sale of Worldmark SA Proprietary Limited		—	—	9,747

Net cash from investing activities		(50,184)	(92,345)	(96,021)

Cash flows from financing activities

Proceeds from other financial liabilities		—	—	49,883
Repayment of other financial liabilities		(19,168)	(53,705)	(18,963)
Finance lease payments		(11,769)	(16,688)	(8,326)
Buyback of shares in DigiCore Fleet Management SA Proprietary Limited		—	(9,706)	—
Payment to non-controlling shareholders of Ctrack Proprietary Limited for 27% shareholding		—	—	(6,880)
Payment to Non-controlling shareholders of Alchemist House Proprietary Limited for the remaining 49% shareholding		(2,714)	—	—
Payment to Non-controlling shareholders of Integrated Fare Collection Services Proprietary Limited for the remaining 2% shareholding		(450)	—	—

Net cash from financing activities		(34,101)	(80,099)	15,714

Total cash movement for the year		41,694	(23,478)	24,290
Cash at the beginning of the year		(30,456)	(9,511)	(28,851)
Effect of the exchange rate movement on cash balances		213	2,533	(4,950)

Total cash at the end of the year	13	11,451	(30,456)	(9,511)

15

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.    Presentation of Group Financial Statements

Reporting entity
Digicore Holdings Limited is a Company domiciled in the Republic of South Africa. The company's registered office is at Digicore Building, Regency Office Park, 9 Regency Drive, Route 21 Corporate Park, Irene Ext 30, Centurion. These consolidated financial statements for the year ended 30 June 2015 comprise only the Group results. The Group is primarily involved in the manufacturing and distribution of fleet management and vehicle tracking solutions.

Statement of compliance
The annual financial statements are prepared in compliance with International Financial Reporting Standards (IFRS) and Interpretations of those standards, as issued by the International Accounting Standards Board, the JSE Listings requirements that are relevant to its operations and have been effective for the annual reporting period ending 30 June 2015, the SAICA Financial Reporting Guides as issued by the Accounting Practices Committee and the South African Companies Act, 71 of 2008, as amended. The annual financial statements were approved for issue by the board of directors on 21 September 2015 and are subject to approval by the Annual General Meeting of shareholders.

Basis of measurement
The consolidated financial statements have been prepared on the historical cost basis, except for financial instruments which have been accounted for in terms of IAS 39 Financial Instruments - Recognition and measurement.

Functional and presentation currency
These consolidated financial statements are presented in South African Rand (ZAR), which is the company's functional currency. All financial information presented in Rands has been rounded to the nearest thousand.

Going Concern
The consolidated financial statements are prepared on the going concern basis as the directors believe that funds will be available to finance future operations and that the realisation of assets and settlement of liabilities, contingent obligations and commitments will occur in the ordinary course of business.

16

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.1    Financial Reporting Terms

These definitions of financial reporting terms are provided to ensure clarity of meaning as certain terms may not always have the same meaning or interpretation in all countries.

Business
An integrated set of activities and assets capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs or other economic benefits directly to investors or other owners, members or participants.

Fair Value
The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Financial Results
Comprise the financial position (assets, liabilities and equity), results of operations (revenue and expenses) and cash-flows of the Group.

Market Participants
Buyers and sellers in the principle (or most advantageous) market who are independent, knowledgeable and willing to exchange an asset or settle a liability in an arm’s length transaction.

Presentation Currency
The currency in which financial results of an entity are presented.

Associate
An entity, other than a subsidiary or joint venture, in which the Group, holding a material long-term interest, has significant influence, but no control, over financial and operating policies.

Company
A legal business entity registered in terms of the applicable legislation of that country.

Foreign operation
An entity whose activities are based or conducted in a country or currency other than those of the reporting entity (Digicore Holdings Limited).

Operation
A component of the Group that represents a separate major line of business or geographical area of operation; and is distinguished separately for financial and operating purposes.

Group
The Group comprises DigiCore Holdings Limited, its subsidiaries and its interest in associates and special purpose entities.

Subsidiary
Any entity over which the Group has the power to exercise control.

Special purpose entity
An entity established to accomplish a narrow and well defined objective, where the Group receives the majority of the benefits related to the operations and is exposed, or has rights, to variable returns from its involvement with the special purpose entity and has the ability to affect those returns through its power over the special purpose entity.

Acquisition date
The date on which control in subsidiaries, special purpose entities, joint control in joint ventures and significant influence in associates commences.

Cash generating unit
The smallest identifiable Group of assets which can generate cash inflows independently from other assets or Groups of assets.

Consolidated Group financial statements
The financial results of the Group which comprise the financial results of Digicore Holdings Limited and its subsidiaries, special purpose entities and its interest in associates.

17

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.1    Financial Reporting Terms (continued)

Control
An investor controls an investee when the investor is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

Disposal date
The date on which control in subsidiaries, special purpose entities and significant influence in associates ceases.

Functional currency
The currency of the primary economic environment in which the entity operates.

Long-term
A period longer than twelve months from the reporting date.

Other comprehensive income
Comprises items of income and expense (including reclassification adjustments) that are not recognized in the statement of profit and loss and other comprehensive income and includes the effect of translation of foreign operations.

Recoverable amount
The amount that reflects the greater of the fair value less costs to sell and value in use that can be attributed to an asset as a result of its on-going use by the entity. In determining the value in use, expected future cash flows are discounted to their present values using the appropriate discount rate.

Related party
Parties are considered to be related if one party directly or indirectly has the ability to control or jointly control the reporting entity (Digicore Holdings Limited) or exercise significant influence over the reporting entity or is a member of the key management of the reporting entity.

Revenue
Comprises revenues from the sale of goods, rendering of services and rental income.

Share-based payment
A transaction in which an entity issues equity instruments, share options or incurs a liability to pay cash based on the price of the entity’s equity instruments to another party as compensation for goods received or services rendered.

Significant influence
The ability, directly or indirectly, to participate in, but not exercise control over, the financial and operating policy decisions of an entity so as to obtain economic benefit from its activities.

Financial instrument terms:

Cash and cash equivalents
Comprise cash on hand, bank overdraft and demand deposits.

Monetary asset
An asset which will be settled in a fixed or determinable amount of money.

Monetary liability
A liability which will be settled in a fixed or determinable amount of money.

Transaction date
The date an entity commits itself to purchase or sell a financial instrument.

Effective interest rate
The derived rate that discounts the expected future cash flows to the current net carrying amount of the financial asset or financial liability.

Equity instrument
Any financial instrument (including investments) that evidences a residual interest in the assets of an enterprise after deducting all of its liabilities.

18

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.1    Financial Reporting Terms (continued)

Financial asset
Cash or cash equivalents, a contractual right to receive cash, an equity instrument in another entity or a contractual right to exchange a financial instrument under favourable conditions.

Financial liability
A contractual obligation to pay cash or transfer other benefits or an obligation to exchange a financial instrument under unfavourable conditions.

Loans and receivables
A financial asset with fixed or determinable repayments that are not quoted in an active market, other than:
•a derivative instrument

1.2    Consolidation

Basis of consolidation

The consolidated financial statements reflect the financial results of the Group. All financial results are consolidated with similar items on a line by line basis except for investments in associates, which are included in the Group’s results as set out below.

Inter-company transactions, balances and unrealised gains and losses between entities are eliminated on consolidation. To the extent that a loss on a transaction provides evidence of a reduction in the net realisable value of current assets or an impairment loss of a non-current asset, that loss is charged to the statement of profit and loss and other comprehensive income.

In respect of associates, unrealised gains and losses are eliminated to the extent of the Group’s interest in these entities. Unrealised gains and losses arising from transactions with associates are eliminated against the investment in the associate.

Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial results of subsidiaries are consolidated into the Group's results from acquisition date until the date of loss of control.

19

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.2    Consolidation (continued)

Investment in associates

The financial results of associates are included in the Group’s results according to the equity method from acquisition date until the disposal date.

Under this method, investments in associates are recognized initially at cost. Subsequent to the acquisition date, the Group’s share of profits or losses of associates is charged to the statement of profit and loss and other comprehensive income as profits or losses of associates is charged to the statement of profit and loss and other comprehensive income as equity accounted earnings and its share of movements in equity reserves is recognized as other comprehensive income. All cumulative post-acquisition movements in the equity of associates are adjusted against the cost of the investment. When the Group’s share of losses in associates equals or exceeds its interest in those associates, the carrying amount of the investment is reduced to zero, and the Group does not recognize further losses, unless the Group has incurred a legal or constructive obligation or made payments on behalf of those associates.

Goodwill relating to associates forms part of the carrying amount of those associates.

The total carrying amount of each associate is evaluated annually, as a single asset, for impairment or when conditions indicate that a decline in fair value below the carrying amount is other than temporary. If impaired, the carrying amount of the Group’s share of the underlying assets of associates is written down to its estimated recoverable amount in accordance with the accounting policy on impairment and charged to the statement of profit and loss and other comprehensive income. A previously recognized impairment loss will be reversed, insofar as estimates change as a result of an event occurring after the impairment loss was recognized.

The Group derecognizes its interest in associates when it ceases to have significant control. Any gains or losses arising from the derecognition of the Group's interest in associates is recognized in the statement of profit and loss and other comprehensive income.

20

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.2    Consolidation (continued)

Business combinations

The acquisition method is used when a business is acquired. A business may comprise an entity, group of entities or an unincorporated operation including its operating assets and associated liabilities.

On acquisition date, fair values are attributed to the identifiable assets, liabilities and contingent liabilities. A non- controlling interest at acquisition date is measured at fair value or at its proportionate interest in the fair value of the net identifiable assets of the entity acquired on a transaction by transaction basis, including that component of the non- controlling interest which has a present ownership interest.

Fair values of all identifiable assets and liabilities included in the business combination are determined by reference to market values of those or similar items, where available, or by discounting expected future cash flows using the discount rate to present values.

When an acquisition is achieved in stages (step acquisition), the identifiable assets and liabilities are recognized at their full fair value when control is obtained, and any adjustment to fair values related to these assets and liabilities previously held as an equity interest is recognized in the statement of profit and loss and other comprehensive income.

When there is a change in the interest in a subsidiary after control is obtained, that does not result in a loss in control, the difference between the fair value of the consideration transferred and the amount by which the non-controlling interest is adjusted is recognized directly in the statement of changes in equity.

The consideration transferred is the fair value of the Group’s contribution to the business combination in the form of assets transferred, shares issued, liabilities assumed or contingent consideration at the acquisition date. Any contingent consideration payable is recognized at fair value at the acquisition date. If the contingent consideration is classified as equity, it is not remeasured and settlement is accounted for within equity. Otherwise, subsequent changes to the fair value of the contingent consideration are recognized in the statement of profit and loss and other comprehensive income. Transaction costs directly attributable to the acquisition are charged to the statement of profit and loss and other comprehensive income.

On acquisition date, goodwill is recognized when the consideration transferred and the recognized amount of non- controlling interests exceeds the fair value of the net identifiable assets of the entity acquired. Acquisitions of non-controlling interests are accounted for as transactions with owners in their capacity as owners and therefore no goodwill is recognized as a result of these transactions. The adjustments to non-controlling interest are based on a proportionate amount of the net assets of the subsidiary.

Goodwill is tested at each reporting date for impairment or more frequently if events or changes in circumstances indicate a potential impairment, and is carried at cost less accumulated impairment losses.

To the extent that the fair value of the net identifiable assets of the entity acquired exceeds the consideration transferred and the recognized amount of non-controlling interests, the excess, or bargain purchase gain, is recognized in the statement of profit and loss and other comprehensive income on acquisition date. The profit or loss realised on disposal or termination of an entity is calculated after taking into account the carrying amount of any related goodwill.

21

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.2    Consolidation (continued)

Foreign Operations

When the settlement of a monetary item, arising from a receivable or from a payable to a foreign operation, is neither planned nor likely in the foreseeable future, foreign exchange gains and losses arising from such a monetary item are considered to form part of a net investment in a foreign operation and are recognized in other comprehensive income, and are included in the foreign currency income, and are included in the foreign currency.

On consolidation, differences arising from the translation of the net investment in a foreign operation are recognized as other comprehensive income and are included in the foreign currency translation reserve.

On disposal of all of the operation, the proportionate share of the related cumulative gains and losses previously recognized in the foreign currency translation reserve through the statement of profit and loss and other comprehensive income are included in determining the profit or loss on disposal of that operation recognized in the statement of profit and loss and other comprehensive income as part of the gain or loss on the disposal. When the Group disposes of only part of its interest in a subsidiary that includes a foreign operation while retaining control, the relevant portion of the cumulative foreign currency translation reserve is reattributed to non- controlling interests. When the Group disposes of only part of its investment in an associate while retaining significant influence, the relevant portion of the cumulative foreign currency translation reserve is reclassified to the statement of profit and loss and other comprehensive income.

Foreign transactions

Transactions in foreign currencies are translated to the respective functional currencies of Group companies at exchange rates at the dates of the transactions.

Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items in a foreign currency that are measured in terms of historical cost are translated using the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss.

Non-controlling interest

Non-controlling interest is measured at their proportionate share of the acquiree's identifiable net assets at the acquisition date. Changes in the Group's interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

1.3 Financial instruments

Classification

The Group classifies financial assets and financial liabilities into the following categories:
•Financial assets at fair value through profit or loss - held for trading
•Loans and receivables
•Financial liabilities measured at amortised cost

The classification is dependent on the purpose for which the financial asset is acquired. Management determines the classification of its financial assets at the time of the initial recognition and re-evaluates such designation at least at each reporting date.

22

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.3    Financial instruments (continued)

Initial recognition and measurement

Financial instruments are recognized initially when the Group becomes a party to the contractual provisions of the instruments.

The Group classifies financial instruments, or their component parts, on initial recognition as a financial asset, a financial liability or an equity instrument in accordance with the substance of the contractual arrangement.

Financial instruments are measured initially at fair value less transactions costs. Loans and receivables are subsequently stated at amortised cost using the effective interest rate method, less impairment losses.

Loans and receivables comprise loans, trade receivables, cash and cash equivalents and other receivables.

Financial liabilities are recognized on the transaction date when the Group becomes a party to a contract and thus has a contractual obligation and are derecognized when these contractual obligations are discharged, cancelled or expired.

Financial liabilities comprise, loans, borrowings, finance lease liabilities, trade and other payables and bank overdrafts. Transaction costs on financial instruments at fair value through profit or loss are recognized in profit or loss.

Subsequent measurement

Financial instruments at fair value through profit or loss are subsequently measured at fair value, with gains and losses arising from changes in fair value being included in profit or loss for the period.

Net gains or losses on the financial instruments at fair value through profit or loss exclude dividends and interest.

Dividend income is recognized in profit or loss as part of other income when the Group's right to receive payment is established.

Loans and receivables are subsequently measured at amortised cost, using the effective interest method, less accumulated impairment losses.

Financial liabilities at amortised cost are subsequently measured at amortised cost, using the effective interest method.

Derecognition

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership. Financial liabilities are derecognized when the Group's obligations specified in the contract expire or are discharged or cancelled.

Impairment of financial assets

An assessment is performed at each reporting date to determine whether objective evidence exists that a financial asset is impaired. Objective evidence that financial instruments are impaired includes indications of a debtor or Group of debtors experiencing significant financial difficulty, default or delinquency of payments, the probability of a debtor entering bankruptcy, or other observable data indicating a measurable decrease in estimated future cash flows, such as economic conditions that correlate with defaults. An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Where a financial asset has a variable interest rate, an impairment loss is calculated as the difference between the carrying amount and the present value of the estimated future cash flows discounted at the asset’s current effective interest rate.

Impairment losses are charged to the statement of profit and loss and other comprehensive income and are included in the allowance against loans and receivables. When a subsequent event causes the impairment loss to decrease, the impairment loss is reversed in the statement of profit and loss and other comprehensive income. Loans and receivables, together with the associated allowance, are written off when there is no realistic prospect of future recovery.

23

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.3    Financial instruments (continued)

Other financial assets

The Group classifies financial assets at fair value through profit or loss if they are acquired principally for the purpose of selling in the short term (held for trading). They are presented as current assets if they are expected to be sold within 12 months after the end of the reporting period; otherwise they are presented as non-current assets. The Group has elected to designate its remaining interest in TPL Trakker Limited at fair value through profit or loss. Refer to note 8 for more details.

Trade and other receivables

Trade receivables are amounts due from customers for goods sold or services performed in the ordinary course of business. If collection is expected in one year or less they are classified as current assets. Trade receivables are recognized initially at fair value and subsequently stated at amortised cost using the effective interest rate method, less impairment losses. An impairment loss is recognized when it is probable that an entity will not be able to collect all amounts due according to the original terms of the receivable. The amount of the impairment loss is charged to the statement of profit and loss and other comprehensive income.

Trade and other receivables are classified as loans and receivables and measured at amortised cost.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held on call with banks and bank overdrafts, all of which are available for use by the Group and have an original maturity of less than three months. Cash and cash equivalents are stated at carrying amount which is deemed to be fair value. Bank overdrafts are offset against cash and cash equivalents in the statement of cash flows. Bank overdrafts are included within current liabilities on the statement of financial position and are classified as financial liabilities measured at amortised cost.

Cash and cash equivalents are classified as loans and receivables and measures at amortised cost.

Trade and other payables

Trade and other payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non- current liabilities.

Trade and other payables are classified as financial liabilities measured at amortised cost.

Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of profit or loss and other comprehensive income over the period of the borrowings using the effective interest rate method.

Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

Borrowings are classified as financial liabilities measured at amortised cost.

24

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.4    Property, plant and equipment

Property, plant and equipment are tangible assets which the Group holds for its own use or for rental to others and which are expected to be used for more than one year.

The cost of an item of property, plant and equipment is recognized as an asset when:
•it is probable that future economic benefits associated with the item will flow to the Group; and
•the cost of the item can be measured reliably.

Property, plant and equipment is initially measured at cost.

Costs include costs incurred initially to acquire or construct an item of property, plant and equipment and costs incurred subsequently to add to, replace part of, or service it. If a replacement cost is recognized in the carrying amount of an item of property, plant and equipment, the carrying amount of the replaced part is derecognized.

Property, plant and equipment is subsequently carried at historical cost less accumulated depreciation and any impairment losses.

The cost of rental assets which represents fleet management and vehicle tracking solutions installed in customers vehicles where the hardware is provided as part of a fixed term contract concluded with the customer, is capitalised to property, plant and equipment. The Group depreciates rental stock on a straight-line basis commencing on installation and is linked to the term of the contract concluded with the customer. The related depreciation is included in other expenses in the statement of profit and loss and other comprehensive income.

Property, plant and equipment are depreciated on the straight-line basis over their expected useful lives to their estimated residual value, except for land which is not depreciated.

The useful lives of items of property, plant and equipment have been assessed as follows:
Item	Depreciation Method	Average useful life
Land	Indefinite
Buildings	Straight line	50 years
Plant and machinery	Straight line	5 years
Furniture and fixtures	Straight line	6 years
Motor vehicles	Straight line	4 to 5 years
Office equipment	Straight line	3 to 4 years
IT equipment	Straight line	3 years
Computer software	Straight line	2 years
Leasehold improvements	Straight line	5 years
Rental assets	Straight line	3 to 4 years

The residual value and useful life of each asset are reviewed at the end of each reporting period. If the expectations differ from previous estimates, the change is accounted for as a change in accounting estimate. During the current year, no changes were noted to the residual value and useful life of each class of asset.

The depreciation charge for each period is recognized in profit or loss unless it is included in the carrying amount of another asset.

The carrying amount of property, plant and equipment will be derecognized on disposal or when no future economic benefits are expected from its use. Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the property, plant and equipment and are recognized in the statement of profit and loss and comprehensive income.

25

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.5 Goodwill

For the measurement of goodwill at initial recognition, refer to accounting policy note 1.2.

Goodwill is measured at cost less any accumulated impairment losses. In respect of equity accounted investees, the carrying amount of goodwill is included in the carrying amount of the investment, and an impairment loss on such an investment is not allocated to any asset, including goodwill, that forms part of the carrying amount of the equity-accounted investee.

On disposal of the relevant cash-generating unit or subsidiary, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

Goodwill is tested annually for impairment or more frequently if events or changes in circumstances indicate a potential impairment. Goodwill is carried at cost less accumulated impairment losses. The carrying amount of goodwill is compared to the recoverable amount, which is the higher of value in use and the fair value less costs to sell. Impairment losses recognized as an expense in relation to goodwill are not subsequently reversed. Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash generating units or Groups of cash generating units that are expected to benefit from the business combination in which the goodwill arose. Each unit or Group of units to which the goodwill is allocated represents the lowest level within the Group at which the goodwill is monitored for internal management purposes. Impairments on goodwill are not reversed subsequently.

1.6    Intangible assets

An intangible asset is recognized when:
•it is probable that the expected future economic benefits that are attributable to the asset will flow to the entity; and
•the cost of the asset can be measured reliably.

Intangible assets are initially recognized at cost.

Expenditure on research (or on the research phase of an internal project) is recognized as an expense when it is incurred.

In-house technology and product development
An intangible asset arising from development (or from the development phase of an internal project) is recognized when:
•it is technically feasible to complete the asset so that it will be available for use or sale
•there is an intention to complete and use or sell it
•there is an ability to use or sell it
•it will generate probable future economic benefits
•there are available technical, financial and other resources to complete the development and to use or sell the asset
•the expenditure attributable to the asset during its development can be measured reliably

Once the asset is developed for its intended use, it is amortized over its expected useful life.

Customer and Technology related contracts
Customer contracts acquired in a business combination are recognized at fair value at the acquisition date. Intangible assets are subsequently carried at cost less any accumulated amortization and any impairment losses.

The amortization period and the amortization method for intangible assets are reviewed every period-end.

Intangible assets are tested for impairment annually.

Amortization is provided to write down the intangible assets, on a straight line basis, as follows:

Item	Useful life
In-house technology and product development	4 to 5 years
Customer and Technology related contracts	6 to 8 years

26

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.7    Impairment of non-financial assets

The Group’s non-financial assets, other than inventories and deferred tax assets, are reviewed at each reporting date or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, to determine whether there is any indication of impairment. An impairment test is performed on all goodwill and intangible assets not yet in use.

The impairment loss charged to the statement of profit and loss and other comprehensive income is the excess of the carrying amount over the recoverable amount.

Recoverable amounts are estimated for individual assets or, where an individual asset cannot generate cash inflows independently, the recoverable amount is determined for the larger cash-generating unit to which the asset belongs. The Group’s corporate assets do not generate separate cash inflows. If there is an indication that a corporate asset may be impaired, then the recoverable amount is determined for the cash-generating unit to which the corporate asset belongs. For the purposes of goodwill impairment testing, cash generating units to which goodwill has been allocated are aggregated so that the level at which impairment is tested reflects the lowest level at which goodwill is monitored internally.

Impairment losses recognized in respect of a cash-generating unit are first allocated to reduce the carrying amount of the goodwill allocated to the unit and then to reduce the carrying amounts of the other assets in the unit on a pro-rata basis relative to their carrying amounts.

With the exception of goodwill, a previously recognized impairment loss will be reversed insofar as estimates change as a result of an event occurring after the impairment loss was recognized. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized. A reversal of an impairment loss is recognized in the statement of profit and loss and other comprehensive income.

1.8    Subsidiaries

Company financial statements

In the company’s separate financial statements, subsidiaries are carried at cost less any accumulated impairment.

The cost of an investment in a subsidiary is the aggregate of:
• the fair value, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the company; plus
• any costs directly attributable to the purchase of the subsidiary.

An adjustment to the cost of a business combination contingent on future events is included in the cost of the combination if the adjustment is probable and can be measured reliably.

1.9    Associates

Company financial statements

An investment in an associate is carried at cost less any accumulated impairment.

27

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.10    Taxation

Tax expenses

Current and deferred taxations are recognized as income or an expense and included in profit or loss for the period, except to the extent that the taxation arises from:
• a transaction or event which is recognized, in the same or a different period, to other comprehensive income, or equity or
• a business combination.

Current taxation and deferred taxes are charged or credited to other comprehensive income if the taxation relates to items that are credited or charged, in the same or a different period, to other comprehensive income.

Current taxation and deferred taxes are charged or credited directly to equity if the taxation relates to items that are credited or charged, in the same or a different period, directly in equity.

Dividend withholding tax is payable at a rate of 15% on dividends distributed to shareholders. This tax is not attributable to the company paying the dividend but is collected by the company and paid to the tax authorities on behalf of the shareholder. On receipt of a dividend, the dividend withholding tax is recognized as part of the current tax.

Income taxation assets and liabilities

Income taxation for current and prior periods is, to the extent unpaid, recognized as a liability. If the amount already paid in respect of current and prior periods exceeds the amount due for those periods, the excess is recognized as an asset.

Income taxation liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the taxation rates (and taxation laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities

Deferred tax is provided for using the liability method, on all temporary differences between the carrying amount of assets and liabilities for accounting purposes and the amounts used for tax purposes and on any tax losses. No deferred tax is provided on temporary differences relating to:

•	the initial recognition of goodwill;

•	the initial recognition (other than in a business combination) of an asset or liability to the extent that neither accounting nor taxable profit is affected on acquisition; and

•	investments in subsidiaries to the extent they will probably not reverse in the foreseeable future.

The provision for deferred tax is calculated using enacted or substantively enacted tax rates at the reporting date that are expected to apply when the asset is realised or liability settled. A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the deferred tax asset can be realised.

The provision of deferred tax assets and liabilities reflects the tax consequences that would follow from the expected recovery or settlement of the carrying amount of its assets and liabilities.

1.11    Leases

Leases where the Group assumes substantially all the benefits and risks of ownership, are classified as finance leases. Finance leases are capitalised as property, plant and equipment at the lower of fair value or the present value of the minimum lease payments at the inception of the lease with an equivalent amount being stated as a finance lease liability as part of debt.

The capitalised amount is depreciated over the shorter of the lease term and asset’s useful life unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Lease payments are allocated between capital repayments and finance expenses using the effective interest rate method.

Leases of assets under which all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Lease payments under an operating lease are charged to the income statement over the lease term on a straight-line basis unless another basis is more representative of the pattern of use.

28

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.11    Leases (continued)

Finance leases - lessee

Finance leases are recognized as assets and liabilities in the statements of financial position at amounts equal to the fair value of the leased property or, if lower, the present value of the minimum lease payments. The corresponding liability to the lessor is included in the statements of financial position as a finance lease obligation.

The discount rate used in calculating the present value of the minimum lease payments is the company's incremental borrowing rate.

The lease payments are apportioned between the finance charge and reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate on the remaining balance of the liability.

Operating leases - lessee

Operating lease payments are recognized as an expense on a straight-line basis over the lease term. The difference between the amounts recognized as an expense and the contractual payments is recognized as an operating lease liability. This liability is not discounted.

Operating lease expenses are recognized under operating expenses in the statement of profit and loss and other comprehensive income.

1.12    Inventories

Inventories are stated at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

The cost of inventories comprises of all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Manufacturing costs include an allocated portion of production overheads which are directly attributable to the cost of manufacturing such inventory. The costs attributable to any inefficiencies in the production process are charged to the statement of profit and loss and other comprehensive income as incurred.

Cost is determined on a weighted average cost basis, except for Digicore Electronics Proprietary Limited, which is the Group's manufacturing entity, where standard costing is applied. The cost of finished goods includes the cost of manufacturing as charged by third parties.

1.13    Share capital and equity

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities.

Ordinary shares are classified as equity. Incremental external costs directly attributable to the issue of new shares or the exercise of share options are shown in equity as a deduction, net of tax, from the proceeds.

29

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.14    Share-based payments

The Group operates an equity-settled share-based compensation plan, under which the entity receives services from employees as consideration for equity instruments (share options) of the Group. The equity-settled schemes allow certain employees the option to acquire ordinary shares in Digicore Holdings Limited over a prescribed period. These equity-settled share based payments are measured at fair value at grant date. The fair value determined at the grant date of the equity-settled share-based payments is charged as employee costs, with a corresponding increase in equity, on a straight-line basis over the period that the employees become unconditionally entitled to the options, based on management’s estimate of the shares that will vest and adjusted for the effect of non market-based vesting conditions. These share options are not subsequently revalued.

At the end of each reporting period, the Group revises its estimates of the number of options that are expected to vest based on the non- market vesting conditions. It recognizes the impact of the revision to original estimates, if any, in the statement of profit and loss and other comprehensive income with a corresponding entry to equity.

When the options are exercised, the Company issues new shares. The proceeds received, net of any directly attributable transaction costs, are credited to stated capital.

Fair value is measured using the Black-Scholes or Binomial tree option pricing models where applicable. The expected life used in the models has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioural considerations such as volatility, dividend yield and the vesting period. The fair value takes into account the terms and conditions on which these incentives are granted and the extent to which the employees have rendered service to the reporting date.

If the share based payments granted do not vest until the counterparty completes a specified period of service, Group accounts for those services as they are rendered by the counterparty during the vesting period, (or on a straight line basis over the vesting period).

If the share based payments vest immediately the services received are recognized in full.

If a grant of equity instruments is cancelled or settled during the vesting period (other than a grant cancelled by forfeiture when the vesting conditions are not satisfied), the Group accounts for the cancellation or settlement as an acceleration of vesting, and shall therefore recognize immediately in profit or loss, the amount that otherwise would have been recognized for services received over the remainder of the vesting period.

1.15    Employee benefits

Short-term and Long-term employee benefits

Remuneration of employees is charged to the statement of profit and loss and other comprehensive income. Short-term employee benefits are those that are expected to be settled completely within 12 months after the end of the reporting period in which the services have been rendered. Short-term employee benefit obligations are measured on an undiscounted basis and are charged to the statement of profit and loss and other comprehensive income as the related service is provided. Long-term employee benefits are those benefits that are expected to be settled more than 12 months after the end of the reporting period, in which the services have been rendered and are discounted to their present value. An accrual is recognized for accumulated leave, incentive bonuses and other employee benefits when the Group has a present legal or constructive obligation as a result of past service provided by the employee, and a reliable estimate of the amount can be made.

Defined contribution plans

Such plans are plans under which the Group pays fixed contributions into a separate legal entity and has no legal or constructive obligation to pay further amounts. Contributions to defined contribution pension plans are charged to the statement of profit and loss and other comprehensive income as an employee expense in the period in which related services are rendered by the employee.

Short Term Benefits - Bonus

The Group recognizes a liability and an expense for bonuses based on the achievement of defined key performance criteria. An accrual is recognized where the Group is contractually obliged or where there is a past practice that has created a constructive obligation.

30

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.16    Provisions and contingencies

Provisions are recognized when the Group has a present legal or constructive obligation as a result of a past event for which it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provisions are not recognized for future operating losses.

Provision for the estimated liability on all products under warranty is made on the basis of claims experience.

1.17    Revenue

Revenue is measured at the fair value of consideration received or receivable for the sale of goods and services by the Group in the ordinary course of its business activities. Revenue includes amounts earned from the sale of hardware, subscription revenue for vehicle tracking services provided to customers, subscription revenue for fleet management services provided to customers, revenue from the installation of vehicle tracking and fleet management solutions. Revenue is shown net of discounts, value-added taxes (both locally and internationally) and after inter-company sales within the Group have been eliminated.

1)    Hardware
Revenue from the sale of hardware is recognized when:
•the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;
•the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;
•the amount of revenue can be measured reliably;
•it is probable that the economic benefits associated with the transaction will flow to the Group; and
•the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Revenue from the sale of hardware, is shown under sales of goods in Note 22.

2)    Installation
Revenue from installation of vehicle tracking and fleet management units is recognized once the installation is complete and tested successfully.

Revenue from the installation of vehicle tracking and fleet management units, is shown under sales of goods in Note 22.

3)    Subscription Revenue
Subscription based revenue for vehicle tracking and fleet management services is recognized by reference to the stage of completion of the contract at the end of the reporting period. Where hardware is provided as part of the contract concluded with the customer, the portion of the subscription relating to the recovery of the cost of the hardware is recognized as rental income and is also recognized by reference to the stage of completion of the contract at the end of the reporting period. The outcome of a subscription or rental revenue transaction can be estimated reliably when all the following conditions are satisfied:
•the amount of revenue can be measured reliably;
•it is probable that the economic benefits associated with the transaction will flow to the Group;
•the stage of completion of the transaction at the end of the reporting period can be measured reliably; and
•the costs incurred for the transaction and the costs to complete the transaction can be measured reliably.

4)    Interest income
Interest is recognized, in profit or loss, using the effective interest rate method.

5)    Management fees
Management fees is charged by Digicore Holdings Limited to local Group companies on the basis of the company's profit before taxation contribution in relation to that of the Group.

31

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.18    Cost of sales

When inventories are sold, the carrying amount of those inventories is recognized as an expense in the period in which the related revenue is recognized. The amount of any write-down of inventories to net realisable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories, arising from an increase in net realisable value, is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs.

The related cost of providing services recognized as revenue in the current period is included in cost of sales.

Contract costs comprise:
•Airtime and data usage payable to cellular network service providers.
•Direct costs associated with providing vehicle tracking and fleet management services and
•Any such other costs as are specifically chargeable to the customer under the terms of the contract.

1.19    Earnings and Headline Earnings per share

Earnings per share
The Group presents basic and diluted earnings per share data for its ordinary shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Group by the weighted average number of ordinary shares outstanding during the year, adjusted for own shares held. Diluted earnings per share is determined by dividing the profit or loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding, adjusted for own shares held as well as the effect of all dilutive potential ordinary shares.

Headline earnings per share
Headline earnings per share is calculated as per the rules set out in Circular 2/2013 - Headline Earnings.

1.20    Segment Reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components. All operating segments’ operating results are reviewed regularly by the Group’s Chief Financial Officer to make decisions about resources to be allocated to the segment and to assess its performance, and for which discrete financial information is available.

The Group has identified reportable segments that are used by the Group’s Chief Financial Officer to make key operating decisions, allocate resources and assess performance. The reportable segments are based on the Group's business by service or product.

The Group’s principal activities include the distribution of manufactured fleet management and vehicle tracking solutions as well as investing in research, manufacturing and development of vehicle tracking and fleet management solutions for distribution.

Operating results are reported and reviewed regularly by the Group’s Chief Financial Officer and include items directly attributable to a segment as well as those that can be attributed on a reasonable basis, whether from external transactions or from transactions with other Group segments.

Unallocated items mainly comprise corporate expenses which do not directly relate to the operating activities of the segments or which cannot be re-allocated on a reasonable basis. Segment results are determined before any adjustment for non-controlling interests.

Segment assets and liabilities comprise those operating assets and liabilities that are directly attributable to the segment or can be allocated to the segment on a reasonable basis. Goodwill is allocated to Group services.

Segment capital expenditure is the total cost incurred during the year to acquire property, plant and equipment, and intangible assets other than goodwill.

32

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.21    Measurement of fair values

The Group Chief Financial Officer has overall responsibility for overseeing all significant fair value measurements, including Level 3 fair values.

The Group Chief Financial Officer regularly reviews significant unobservable inputs and valuation adjustments.

When measuring the fair value of an asset or liability, the Group uses market observable data as far as possible. Fair values are categorised into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.
•Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities.
•Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).
•Level 3 - inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value of the shares held for trading has been categorised as a level 1 as the fair value was derived using quoted prices in an active market.

If the inputs used to measure the fair value of an asset or liability might be categorised in different levels of the fair value hierarchy, then the fair value measurement is categorised in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

33

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.22    Significant judgements and sources of estimation uncertainty

The Group makes judgements, estimates and assumptions concerning the future when preparing the consolidated annual financial statements. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities are discussed below.

Loans and receivables

Appropriate allowances for estimated irrecoverable amounts are recognized in profit or loss when there is objective evidence that the asset is impaired. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments (more than 60 days overdue) are considered indicators that the trade receivable is impaired. The allowance recognized is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the effective interest rate computed at initial recognition.

For all financial instruments carried at amortised cost where the effects of time value of money are not considered to be material the instruments are not discounted as their face values approximate their amortised cost.

The fair value of loans and receivables is estimated at the present value of future cash flows, discounted at the market rate of interest at the reporting date. This fair value is determined for disclosure purposes or when acquired in a business combination.

Available-for-sale financial assets

The Group follows the guidance of IAS 39 to determine when an available-for-sale financial asset is impaired. This determination requires significant judgement. In making this judgement, the Group evaluates, among other factors, the duration and extent to which the fair value of an investment is less than its cost; and the financial health of and near-term business outlook for the investee, including factors such as industry and sector performance, changes in technology and operational and financing cash flow.

If all of the declines in fair value below cost were considered significant or prolonged, the Group would suffer an additional loss of R - in its
2015 Group financial statements, being the transfer of the accumulated fair value adjustments recognized previously and in the current period to other comprehensive income on the impaired available-for-sale financial assets to profit or loss.

Allowance for slow moving, damaged and obsolete stock

An allowance for stock to write stock down to the lower of cost or net realisable value has been provided. Management has made estimates of the selling price and direct cost to sell on certain inventory items. The write down is included in the inventories note.

Options granted

Management used the Black Scholes model to determine the value of the options at issue date. Additional details regarding the estimates are included in the note 15 - Share-based payments.

34

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Accounting Policies

1.22    Significant judgments and sources of estimation uncertainty (continued)

Impairment testing of goodwill, tangible and intangible assets

Goodwill

The Group tests goodwill for impairment on an annual basis, in accordance with the accounting policy disclosed in Note 1.5. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations are performed internally by the Group and require the use of estimates and assumptions.

The input factors most sensitive to change are management estimates of future cash flows based on budgets and forecasts, growth rates and discount rates. Further detail on these assumptions has been disclosed in note 4. The Group has performed a sensitivity analysis by varying these input factors by a reasonably possible margin and assessing whether the changes in input factors result in any of the goodwill allocated to appropriate cash generating units being impaired. No goodwill was impaired in the current year or prior year, refer to Note 4.

In-house technology and product development

Product development cost directly attributable to the design and testing of identifiable and unique software, hardware and firmware products controlled by the Group are recorded as intangible assets by the Group when the criteria in note 1.6 have been met. The assessment as to when these criteria have been met is subjective and capitalization has been based on management’s best judgement of facts and circumstances in existence at year end.

Other intangible assets

Useful lives of other intangible assets are based on management’s estimates and take into account historical experience as well as future events which may impact the useful lives.

Provisions

Provisions raised were based on the best estimate of the obligation using information available at the reporting date. Additional disclosure of these estimates of provisions are included in note 19.

Taxation

Judgement is required in determining the provision for income taxes due to the complexity of legislation. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

The Group recognizes the net future tax benefit related to deferred income tax assets to the extent that it is probable that the deductible temporary differences will reverse in the foreseeable future. Assessing the recoverability of deferred income tax assets requires the Group to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecast cash flows from operations and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Group to realise the net deferred tax assets recorded at the end of the reporting period could be impacted.

Residual values and useful lives of property, plant and equipment

The estimation of the useful lives of property, plant and equipment is based on historic performance as well as expectations about future use and therefore requires a significant degree of judgement to be applied by management. The depreciation rates used represent management’s current best estimate of the useful lives of the assets.

Useful lives of intangible assets

The estimation of the useful lives of intangible assets is based on historic performance as well as expectations about future use and therefore requires a significant degree of judgement to be applied by management. These rates represent management’s best estimate of the useful lives of these assets.

35

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

2.    New Standards and Interpretations

2.1    Standards and interpretations effective and adopted in the current year

In the current year, the Group has adopted all standards and interpretations that are effective for the current financial year and that are relevant to its operations:

Amendment to IAS 19: Defined Benefit Plans: Employee Contributions

The amendment relates to contributions received from employees or third parties for defined benefit plans. These contributions could either be discretionary or set out in the formal terms of the plan. If they are discretionary then they reduce the service cost. Those which are set out in the formal terms of the plan are either linked to service or not. When they are not linked to service then the contributions affect the remeasurement. When they are linked to service and to the number of years of service, they reduce the service cost by being attributed to the periods of service. If they are linked to service but not to the number of years' service then they either reduce the service cost by being attributed to the periods of service or they reduce the service cost in the period in which the related service is rendered.

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

Amendment to IFRS 3: Business Combinations: Annual improvements project

The amendment to the scope exclusions removes reference to the formation of joint ventures. It now excludes from the scope, the formation of a joint arrangement in the Group financial statements of the joint arrangement itself.

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

Amendment to IFRS 3: Business Combinations: Annual improvements project

The amendment clarifies that contingent consideration in a business combination which meets the definition of a financial instrument shall be classified as a financial liability or equity. It further stipulates that contingent consideration which is required to be measured at fair value shall be done so by recognising changes in fair value through profit or loss. Reference to measuring contingent consideration to fair value through other comprehensive income has been deleted.

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

Amendment to IFRS 2: Share-based Payment: Annual improvements project

Amended the definitions of "vesting conditions" and "market conditions" and added definitions for "performance condition" and "service condition."

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

Amendment to IFRS 13: Fair Value Measurement: Annual improvements project

The amendment clarifies that references to financial assets and financial liabilities in paragraphs 48-51 and 53-56 should be read as applying to all contracts within the scope of, and accounted for in accordance with, IAS 39 or IFRS 9, regardless of whether they meet the definitions of financial assets or financial liabilities in IAS 32 Financial Instruments: Presentation.

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

36

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

2.    New Standards and Interpretations (continued)

Amendment to IAS 38: Intangible Assets: Annual improvements project

The amendment adjusts the option to proportionately restate accumulated amortization when an intangible asset is revalued. Instead, the gross carrying amount is to be adjusted in a manner consistent with the revaluation of the carrying amount. The accumulated amortization is then adjusted as the difference between the gross and net carrying amount.

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

Amendments to IFRS 10, IFRS 12 and IAS 27: Investment Entities

The amendments define an investment entity and introduce an exception to consolidating particular subsidiaries for investment entities. These amendments require an investment entity to measure those subsidiaries at fair value through profit or loss in accordance with IFRS 9 Financial Instruments in its consolidated and separate Group financial statements. The amendments also introduce new disclosure requirements for investment entities in IFRS 12 and IAS 27.

The effective date of the amendments is for years beginning on or after 01 January 2014.

The Group has adopted the amendments for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

Amendment to IAS 32: Offsetting Financial Assets and Financial Liabilities

Clarification of certain aspects concerning the requirements for offsetting financial assets and financial liabilities.

The effective date of the amendment is for years beginning on or after 01 January 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

Amendment to IFRS 8: Operating Segments: Annual improvements project

Management are now required to disclose the judgements made in applying the aggregation criteria. This includes a brief description of the operating segments that have been aggregated in this way and the economic indicators that have been assessed in determining that the aggregated operating segments share similar economic characteristics.

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

Amendment to IAS 24: Related Party Disclosures: Annual improvements project

The definition of a related party has been amended to include an entity, or any member of a Group of which it is a part, which provides key management personnel services to the reporting entity or to the parent of the reporting entity ("management entity"). Disclosure is required of payments made to the management entity for these services but not of payments made by the management entity to its directors or employees.

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

37

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

2.    New Standards and Interpretations (continued)

Amendment to IAS 16: Property, Plant and Equipment: Annual improvements project

The amendment adjusts the option to proportionately restate accumulated depreciation when an item of property, plant and equipment is revalued. Instead, the gross carrying amount is to be adjusted in a manner consistent with the revaluation of the carrying amount. The accumulated depreciation is then adjusted as the difference between the gross and net carrying amount.

The effective date of the amendment is for years beginning on or after 01 July 2014.

The Group has adopted the amendment for the first time in the 2015 Group financial statements.

The impact of the amendment is not material.

2.2    Standards and interpretations not yet effective

The Group has chosen not to early adopt the following standards and interpretations, which have been published and are mandatory for the
Group’s accounting periods beginning on or after 01 July 2015 or later periods:

Amendment to IFRS 7: Financial Instruments: Disclosures: Annual Improvements project

The amendment provides additional guidance regarding transfers with continuing involvement. Specifically, it provides that cash flows excludes cash collected which must be remitted to a transferee. It also provides that when an entity transfers a financial asset but retains the right to service the asset for a fee, that the entity should apply the existing guidance to consider whether it has continuing involvement in the asset.

The effective date of the Group is for years beginning on or after 01 January 2016.

The Group expects to adopt the amendment for the first time in the 2017 Group financial statements.

It is unlikely that the amendment will have a material impact on the Group's financial statements.

Amendment to IAS 19: Employee Benefits: Annual Improvements project

The amendment clarifies that when a discount rate is determined for currencies where there is no deep market in high quality corporate bonds, then market yields on government bonds in that currency should be used.

The effective date of the Group is for years beginning on or after 01 January 2016.

The Group expects to adopt the amendment for the first time in the 2017 Group financial statements.

It is unlikely that the amendment will have a material impact on the Group's financial statements.

Disclosure Initiative: Amendment to IAS 1: Presentation of Financial Statements

The amendment provides new requirements when an entity presents subtotals in addition to those required by IAS 1 in its Group financial statements. It also provides amended guidance concerning the order of presentation of the notes in the Group financial statements, as well as guidance for identifying which accounting policies should be included. It further clarifies that an entity's share of comprehensive income of an associate or joint venture under the equity method shall be presented separately into its share of items that a) will not be reclassified subsequently to profit or loss and b) that will be reclassified subsequently to profit or loss.

The effective date of the Group is for years beginning on or after 01 January 2016.

The Group expects to adopt the amendment for the first time in the 2017 Group financial statements.

The adoption of this amendment is not expected to impact on the results of the Group, but may result in more disclosure than is currently provided in the Group financial statements.

38

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

2.    New Standards and Interpretations (continued)

IFRS 9 Financial Instruments

IFRS 9 issued in November 2009 introduced new requirements for the classification and measurements of financial assets. IFRS 9 was subsequently amended in October 2010 to include requirements for the classification and measurement of financial liabilities and for derecognition, and in November 2013 to include the new requirements for general hedge accounting. Another revised version of IFRS 9 was issued in July 2014 mainly to include a) impairment requirements for financial assets and b) limited amendments to the classification and measurement requirements by introducing a "fair value through other comprehensive income" ("FVTOCI") measurement category for certain simple debt instruments.

Key requirements of IFRS 9:

All recognized financial assets that are within the scope of IAS 39 Financial Instruments: Recognition and Measurement are required to be subsequently measured at amortised cost or fair value. Specifically, debt investments that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the outstanding principal are generally measured at amortised cost at the end of subsequent reporting periods. Debt instruments that are held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and that have contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on outstanding principal, are measured at FVTOCI. All other debt and equity investments are measured at fair value at the end of subsequent reporting periods. In addition, under IFRS 9, entities may make an irrevocable election to present subsequent changes in the fair value of an equity investment (that is not held for trading) in other comprehensive income with only dividend income generally recognized in profit or loss.

With regard to the measurement of financial liabilities designated as at fair value through profit or loss, IFRS 9 requires that the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of the liability is presented in other comprehensive income, unless the recognition of the effect of the changes of the liability's credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Under IAS 39, the entire amount of the change in fair value of a financial liability designated as at fair value through profit or loss is presented in profit or loss.

In relation to the impairment of financial assets, IFRS 9 requires an expected credit loss model, as opposed to an incurred credit loss model under IAS 39. The expected credit loss model requires an entity to account for expected credit losses and changes in those expected credit losses at each reporting date to reflect changes in credit risk since initial recognition. It is therefore no longer necessary for a credit event to have occurred before credit losses are recognized.

    The new general hedge accounting requirements retain the three types of hedge accounting mechanisms currently available in IAS 39.
Under IFRS 9, greater flexibility has been introduced to the types of transactions eligible for hedge accounting, specifically broadening the types of instruments that qualify for hedging instruments and the types of risk components of non-financial items that are eligible for hedge accounting. In addition, the effectiveness test has been replaced with the principal of an "economic relationship". Retrospective assessment of hedge effectiveness is also no longer required. Enhanced disclosure requirements about an entity's risk management activities have also been introduced.

The effective date of the standard is for years beginning on or after 01 January 2018.

The Group expects to adopt the standard for the first time in the 2019 Group financial statements.

The impact of this standard is currently being assessed.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 supersedes IAS 11 Construction contracts; IAS 18 Revenue; IFRIC 13 Customer Loyalty Programmes; IFRIC 15 Agreements for the construction of Real Estate; IFRIC 18 Transfers of Assets from Customers and SIC 31 Revenue - Barter Transactions Involving Advertising Services.

The core principle of IFRS 15 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps:
•Identify the contract(s) with a customer
•Identify the performance obligations in the contract
•Determine the transaction price
•Allocate the transaction price to the performance obligations in the contract
•Recognize revenue when (or as) the entity satisfies a performance obligation.

IFRS 15 also includes extensive new disclosure requirements.

The effective date of the standard is for years beginning on or after 01 January 2018.

39

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

2.    New Standards and Interpretations (continued)

The Group expects to adopt the standard for the first time in the 2019 Group financial statements.

The impact of this standard is currently being assessed.

Amendments to IAS 16 and IAS 38: Clarification of Acceptable Methods of Depreciation and Amortization

The amendment clarifies that a depreciation or amortization method that is based on revenue that is generated by an activity that includes the use of the asset is not an appropriate method. This requirement can be rebutted for intangible assets in very specific circumstances as set out in the amendments to IAS 38.

The effective date of the amendment is for years beginning on or after 01 January 2016.

The Group expects to adopt the amendment for the first time in the 2017 Group financial statements.

The impact of this amendment is currently being assessed.

Amendment to IAS 27: Equity Method in Separate Financial Statements

The amendment adds the equity method to the methods of accounting for investments in subsidiaries, associates and joint ventures in the separate Group financial statements of an entity.

The effective date of the amendment is for years beginning on or after 01 January 2016.

The Group expects to adopt the amendment for the first time in the 2017 Group financial statements.

The impact of this amendment is currently being assessed.

Amendments to IFRS 10, 12 and IAS 28: Investment Entities. Applying the consolidation exemption

The amendment clarifies the consolidation exemption for investment entities. It further specifies that an investment entity which measures all of its subsidiaries at fair value is required to comply with the "investment entity" disclosures provided in IFRS 12. The amendment also specifies that if an entity is itself not an investment entity and it has an investment in an associate or joint venture which is an investment entity, then the entity may retain the fair value measurement applied by such associate or joint venture to any of their subsidiaries.

The effective date of the Group is for years beginning on or after 01 January 2016.

The Group expects to adopt the amendment for the first time in the 2017 Group financial statements.

It is unlikely that the amendment will have a material impact on the Group's financial statements.

40

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

3. Property, plant and equipment
	2015			2014
	Cost	Accumulated depreciation	Carrying value	Cost	Accumulated depreciation	Carrying value
	R'000	R'000	R'000	R'000	R'000	R'000
Land	3,560	—	3,560	3,560	—	3,560
Buildings	37,491	(4,945)	32,546	37,356	(4,197)	33,159
Plant and Machinery	8,853	(6,391)	2,462	7,148	(4,798)	2,350
Furniture and fixtures	8,769	(7,093)	1,676	8,598	(6,361)	2,237
Motor vehicles	31,059	(17,168)	13,891	33,321	(18,309)	15,012
Office equipment	13,081	(11,326)	1,755	16,823	(13,338)	3,485
IT equipment	32,515	(24,893)	7,622	27,046	(23,197)	3,849
Computer software	36,937	(27,738)	9,199	25,376	(21,605)	3,771
Leasehold improvements	7,299	(6,151)	1,148	7,191	(6,128)	1,063
Rental Assets	295,925	(207,918)	88,007	240,425	(171,292)	69,133
Total	475,489	(313,623)	161,866	406,844	(269,225)	137,619
Reconciliation of property, plant and equipment - 2015

	Opening balance	Additions	Disposals	Foreign exchange movements	Depreciation	Impairment loss	Closing balance
	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Land	3,560	—	—	—	—	—	3,560
Buildings	33,159	135	—	—	(748)	—	32,546
Plant and Machinery	2,350	2,334	(128)	(12)	(2,082)	—	2,462
Furniture and fixtures	2,237	427	(92)	75	(971)	—	1,676
Motor vehicles	15,012	7,403	(1,100)	(1)	(7,423)	—	13,891
Office equipment	3,485	658	(63)	(926)	(1,399)	—	1,755
IT equipment	3,849	6,602	(72)	218	(2,975)	—	7,622
Computer software	3,771	6,009	—	2,978	(3,559)	—	9,199
Leasehold improvements	1,063	801	(1)	(52)	(663)	—	1,148
Rental Assets	69,133	65,084	(2,094)	(689)	(41,424)	(2,003)	88,007
	137,619	89,453	(3,550)	1,591	(61,244)	(2,003)	161,866
Reconciliation of property, plant and equipment - 2014

	Opening balance	Additions	Disposals	Foreign exchange movements	Depreciation	Impairment loss	Closing balance
	R'000	R'000	R'000	R'000	R'000	R'000	R'000
Land	3,560	—	—	—	—	—	3,560
Buildings	33,906	—	—	—	(747)	—	33,159
Plant and Machinery	1,337	2,617	(58)	63	(1,609)	—	2,350
Furniture and fixtures	2,980	312	(16)	177	(1,216)	—	2,237
Motor vehicles	17,146	8,916	(2,365)	(181)	(8,504)	—	15,012
Office equipment	3,230	2,207	(733)	1,465	(2,684)	—	3,485
IT equipment	4,463	2,250	(163)	77	(2,778)	—	3,849
Computer software	5,194	3,529	(669)	(246)	(4,037)	—	3,771
Leasehold improvements	2,460	72	(462)	23	(1,030)	—	1,063
Rental Assets	87,963	59,468	(34,445)	1,645	(41,183)	(4,315)	69,133
	162,239	79,371	(38,911)	3,023	(63,788)	(4,315)	137,619

41

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

3. Property, plant and equipment (continued)
Property, plant and equipment encumbered as security	2015	2014
	R'000	R'000
The following assets have been encumbered as security for the secured long-term borrowings - Refer to Note 18:
Buildings	32,680	33,159
The building serves as security for a mortgage bond with ABSA Bank Limited - Refer to Note 17 - Other Financial Liabilities
Net carrying amounts of leased assets - leased
Plant and machinery	523	—
Motor vehicles	13,023	7,448
Office Equipment	2,464	—
Leasehold improvements	1,148	1,063
	17,158	8,511
Impairment

During the 2015 financial year, rental units were identified for which the revenue recognition was stopped as the rental income from customers was no longer recoverable, therefore no future benefit could be derived from these units. Accordingly, management estimated the recoverable amount of the rental units as being nil based on the value in use. An impairment loss of R2 002 997 (2014 : R4 314 656) was recognized with respect to the Rental Stock. The impairment loss has been recognized separately in the statement of profit and loss and other comprehensive income. There were no reversals of impairment during the year (2014 : Rnil).

Disposals

Property, plant and equipment amounting to R3 550 233 (2014 : R38 911 135) were disposed in the normal course of business. The segments affected for the disposals are as follows:

	2015	2014
	R'000	R'000
SA Distribution	1,510	16,699
Foreign Distribution	1,451	15,133
Product Development	589	7,079
	3,550	38,911
Details of properties

Sectional Title Units 1,2,11,12 is scheme SS Regency Office Park, Route 21 Office Park

- Purchase price: 30 January 2008	34,591	34,591
- Capitalised expenditure	2,765	2,765
	37,356	37,356
Land situated on portion 35 of the farm Merlish 205

- Purchase price: 2006	3,560	3,560

4. Goodwill	2015			2014
	Cost	Accumulated impairment	Carrying value	Cost	Accumulated impairment	Carrying value
	R'000	R'000	R'000	R'000	R'000	R'000
Goodwill	233,220	(57,500)	175,720	235,832	(57,500)	178,332

Reconciliation of goodwill - 2015	Opening balance	Foreign exchange movements	Carrying value
	R'000	R'000	R'000
Goodwill	178,332	(2,612)	175,720

Reconciliation of goodwill - 2014	Opening balance	Foreign exchange movements	Carrying value
	R'000	R'000	R'000
Goodwill	158,780	19,552	178,332

42

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

4.	Goodwill (continued)

Goodwill has been allocated to the following cash - generating units ("CGU's") for the purposes of impairment testing:

Cash Generating Unit	2015	2014
	R'000	R'000
South African Operations
DigiCore Electronics Proprietary Limited	8,953	8,953
Ctrack SA Proprietary Limited	9,195	9,195
DigiCore Fleet Management SA Proprietary Limited	1,458	1,458
Alchemist House Proprietary Limited	—	—
Overseas Operations
Ctrack Limited	55,661	51,998
DigiCore Europe B.V.	39,619	42,034
Ctrack Benelux B.V.	45,598	48,032
Ctrack Deutschland GmbH	5,243	6,055
Ctrack UK Limited	—	—
Ctrack Proprietary Limited	9,993	10,607
	175,720	178,332

Impairment assessment

Goodwill is reviewed annually for impairment, or more frequently when there are indicators that impairment may have occurred, by comparing the carrying value to its recoverable amount. The impairment loss is recognized separately in the statement of profit and loss and other comprehensive income.

The recoverable amount of all cash generating units were determined to be higher than the carrying amount in the current reporting period and therefore no impairment charge emanated.

The cash generating capabilities of all CGU's were determined by discounting the future cash flows generated from continuing operations.

Key assumptions used in impairment testing for goodwill impaired in the current period

The recoverable amount of each operation's CGU is based on value-in-use calculations. The calculations are based upon discounting expected pre-tax cash flows at a risk adjusted interest rate appropriate to the cash generating unit, the determination of both of which requires the exercise of judgement. The estimation of pre-tax cash flows is sensitive to the periods for which forecasts are available and to assumptions regarding the long- term sustainable cash flows. While forecasts are compared with actual performance and external economic data, expected cash flows naturally reflect management's view of future performance. These assumptions have been consistently applied from the previous year.

South African Operations

The recoverable amount of above CGU's have been determined based on a value in use calculation. The calculation uses cash flow projections based on the 2016 financial year budgets approved by management, cash flow projections have been calculated for a further four years to 2020. The discount rate used for the determination of the value in use were between 15% and 17%. For the purposes of the calculations, cash flows beyond that period have been extrapolated using a steady 5% growth rate. The growth rate does not exceed the long-term average growth rate for the market in which the entity operates and is consistent with the long term average of the industry.

The pre-tax discount rate for each cash generating unit was applied in determining the recoverable amount of each cash generating unit. The discount rate was estimated based on an industry average weighted average cost of capital, and using a pre-tax market interest rate of 9%.

The values assigned to the key assumptions represent management’s assessment of future trends in the industry and are based on both external sources and internal sources (historical data).

Overseas operations

The recoverable amount above CGU's have been determined based on a value in use calculation. The calculation uses cash flow projections based on the 2016 financial year budgets approved by management, cash flow projections have been calculated for a further four years to 2020. The discount rate used for the determination of the value in use is between 6% - 8%. For the purposes of the calculations, cash flows beyond that period have been extrapolated using a steady growth rate of 4%. The growth rate does not exceed the long-term average growth rate for the market in which the entity operates and is consistent with the long term average of the industry.

The pre-tax discount rate for each cash generating unit was applied in determining the recoverable amount of each cash generating unit. The discount rate was estimated based on an industry average weighted average cost of capital, and using a pre-tax market interest rate of between 2% - 4%.

The values assigned to the key assumptions represent management’s assessment of future trends in the industry and are based on both external sources and internal sources (historical data).

43

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

5. Intangible assets	2015 R'000			2014 R'000
	Cost	Accumulated impairment	Carrying amount	Cost	Accumulated impairment	Carrying amount
Technology Related Contracts	968	(734)	234	20,117	(19,534)	583
Customer Contracts	45,575	(36,535)	9,040	23,633	(12,234)	11,399
In-house technology and product development	139,710	(34,777)	104,933	112,285	(22,596)	89,689
Total	186,253	(72,046)	114,207	156,035	(54,364)	101,671

Reconciliation of intangible assets - 2015	Opening balance	Additions	Foreign exchange movements	Amoritsation	Impairment loss	Closing balance
	R'000	R'000	R'000	R'000	R'000	R'000
Technology Related Contracts	583	—	(67)	(282)	—	234
Customer Contracts	11,399	—	590	(2,949)	—	9,040
In-house technology and product development	89,689	38,195	353	(22,796)	(508)	104,933
	101,671	38,195	876	(26,027)	(508)	114,207

Reconciliation of intangible assets - 2014	Opening balance	Additions	Foreign exchange movements	Amoritsation	Closing balance
	R'000	R'000	R'000	R'000	R'000
Technology Related Contracts	4,233	—	31	(3,681)	583
Customer Contracts	11,915	—	2,202	(2,718)	11,399
In-house technology and product development	69,189	36,509	2,184	(18,193)	89,689
	85,337	36,509	4,417	(24,592)	101,671

1.Internally Generated

In-house technology and product development
In-house technology and product development relate to costs incurred in developing vehicle tracking and fleet management solutions for worldwide distribution. Once these projects are ready for commencement, the asset is amortized over the expected useful life of 5 years.

2.    Acquired through business combinations

Technology Related Contracts
Technology related contracts arose due to the business combinations with Ctrack UK Limited, Ctrack Ireland and Minor Planet systems B.V., which occurred in the 2011 financial year. These assets are amortized over the expected useful life of 4 years.

Customer Contracts
Customer contracts were acquired due to the business combination with Ctrack UK Limited, which occurred during the 2011 financial year. These assets are amortized over the expected useful life of 6-8 years.

Impairment
During the 2015 financial year, intangible assets under development were identified for which the Group could not recognize revenue, therefore no future benefit could be derived from these intangible assets. Accordingly, management estimated the recoverable amount of the intangible assets as nil based on the value in use. An impairment loss of R 508 375 (2014: Rnil) was recognized with respect to intangible assets under development.

The impairment loss has been recognized under operating expenses in the statement of profit and loss and other comprehensive income.

44

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

6.    Interests in subsidiaries including consolidated structured entities

The following table lists the entities which are controlled by the Group, either directly or indirectly through subsidiaries:

Name of company	Held by	Place of incorporation & Principle area of business	% holding 2015	% holding 2014
DigiCore Electronics Proprietary Limited	1	South Africa	100,00%	100,00%
Ctrack SA Proprietary Limited	1	South Africa	100,00%	100,00%
DigiCore Fleet Management SA Proprietary Limited	1	South Africa	100,00%	100,00%
DigiCore Financial Services Proprietary Limited	1	South Africa	100,00%	100,00%
DigiCore Properties Proprietary Limited	1	South Africa	100,00%	100,00%
DigiCore Management Services Proprietary Limited T/A Ctrack Mzansi	2	South Africa	51,00%	51,00%
Integrated Fare Collection Services Proprietary Ltd	1	South Africa	100,00%	98,00%
Alchemist House Proprietary Limited T/A Fleet Connect	2	South Africa	100,00%	51,00%
Dedical Proprietary Limited	2	South Africa	51,00%	51,00%
DigiCore Cellular Proprietary Limted	1	South Africa	100,00%	100,00%
DigiCore Technologies Proprietary Limited	1	South Africa	100,00%	100,00%
DigiCore Brands Proprietary Limited	1	South Africa	100,00%	100,00%
DigiCore International Proprietary Limited	1	South Africa	100,00%	100,00%
DigiCore Investments Proprietary Limited	1	South Africa	100,00%	100,00%
DigiCore International Holdings BV	1	Holland	100,00%	100,00%
Ctrack Asia Sdn Bhd	3	Malaysia	90,00%	90,00%
Ctrack Proprietary Limited	3	Australia	92,00%	92,00%
Ctrack New Zealand Limited	4	New Zealand	100,00%	100,00%
Ctrack Limited	5	United Kingdom	100,00%	100,00%
Ctrack UK Limited	5	United Kingdom	100,00%	100,00%
Ctrack Finance Limited	6	United Kingdom	100,00%	100,00%
Ctrack International Holdings Limited	1	United Kingdom	100,00%	100,00%
Ctrack Europe Holdings Limited	6	United Kingdom	100,00%	100,00%
Ctrack Eastern European Holdings Limited	5	United Kingdom	100,00%	100,00%
DigCore Europe BV	5	Holland	100,00%	100,00%
Ctrack Belgium Bvba	7	Belgium	100,00%	100,00%
Ctrack Deutchland GmbH	7	Germany	100,00%	100,00%
Ctrack France Sarl	7	France	100,00%	100,00%
Ctrack Polska S.p. z o.o	8	Poland	75,00%	75,00%
Digicore Staff Share Trust	1	South Africa	100,00%	100,00%

1 - DigiCore Holdings Limited
2 - DigiCore Fleet Management SA Proprietary Limited
3 - DigiCore International Holdings BV
4 - Ctrack Proprietary Limited
5 - Ctrack Europe Holdings Limited
6 - Ctrack International Holdings Limited
7 - DigiCore Europe BV
8 - Ctrack Eastern European Holdings Limited

There are no subsidiaries in the Group with material non-controlling interests.

Risks associated with interests in consolidated structured entities

The DigiCore Staff Share trust has been setup to facilitate the group's share based incentive scheme. The trust owns share in DigiCore Holdings Limited and when directors and/or key management personnel exercise share options awared to the them in terms of the share based incentive scheme, the shares are transferred out of the trust and to the employee concerned. When the trust was setup the group advanced a loan of R45 million to the Trust in order to acquire the shares in DigiCore Holdings Limited. The group considers the trust crucial to its responsibilities to its employees.

The group has not provided any unobligatory financial support to consolidated structured entities in a manner which resulted in previously unconsolidated structured entities being consolidated.

The group has no intentions to provide financial support to consolidated structured entities, except to the extent as disclosed above.

45

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

7.    Acquisition of Non-Controlling Interest

Alchemist House Proprietary Limited T/A Fleet Connect

On 25 September 2014 the Group bought a further 49% shareholding held by the non-controlling shareholders of Alchemist House Proprietary Limited. The fair value purchase consideration was set at R4 750 000, which consisted of cash of R2 714 288 and 1 017 856 shares in DigiCore Holdings Limited issued at a price of R2 each. The acquisition took the Group's shareholding in the company from 51% to 100%. The Group's share price on the date the shares were issued was R2.00.

The Group recognized an increase in non-controlling interest of R1 064 915 and a decrease in Retained earnings of R5 814 915.

The following summarises the changes in the Group's ownership interest in Alchemist House Proprietary Limited

	2015	2014
	R'000	R'000

Group's ownership interest at 01 July 2014	3,350	—
Effect of increase in Group's ownership interest	(1,064)	—
Share of comprehensive income	5,814	—
Group's ownership interest at 30 June 2015	8,100	—

Schedule for effects on the equity attributable to owners of the parent of changes in its ownership interest in a subsidiary that did not result in a loss of control

Non-controlling interest derecognized	(1,064)	—
Difference between consideration paid over non-controlling interest recognized in retained earnings	5,814	—
	4,750	—

Non- controlling interest

Non-controlling interest, which is a present ownership interest, and entitle their holders to a proportionate share of the entity's net assets in the event of liquidation, is measured at the present ownership interests proportionate share of the acquiree's identifiable net assets. There are no other components of non-controlling interests.

Acquisition date fair value of consideration paid

Cash	(2,714)	—
Equity - 1 017 856 ordinary shares in DigiCore Holdings Limited	(2,036)	—
	(4,750)	—

Equity issued as part of consideration paid

The fair value of 1 017 856 ordinary shares issued as part of the consideration for the non-controlling interest was determined with reference to the closing market price of the shares at the time when the acquisition was concluded.

46

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

7.    Acquisition of Non-Controlling Interest (continued)

Integrated Fare Collection Services Proprietary Limited

On 01 March 2015 the Group bought a further 2% shareholding held by the non-controlling shareholders of Integrated Fare Collection Services Proprietary Limited. The fair value purchase consideration was set at R450 000, which was paid in cash. The acquisition took the Group's shareholding in the company from 98% to 100%.

The Group recognized a decrease in non-controlling interest of R33 260 and a decrease in Retained earnings of R416 740.

The following summarises the changes in the Group's ownership interest in Integrated Fare Collection Services Proprietary Limited.

	2015	2014
	R'000	R'000

Group's ownership interest at 01 July 2014	5,011	—
Effect of increase in Group's ownership interest	33	—
Share of comprehensive income	417	—
Group's ownership interest at 30 June 2015	5,461	—

Schedule for effects on the equity attributable to owners of the parent of changes in its ownership interest in a subsidiary that did not result in a loss of control

Non-controlling interest derecognized	33	—
Excess of consideration paid over non-controlling interest recognized in retained earnings	417	—
	450	—

Non- controlling interest

Non-controlling interest, which is a present ownership interest, and entitle their holders to a proportionate share of the entity's net assets in the event of liquidation, is measured at the present ownership interests proportionate share of the acquiree's identifiable net assets. There are no other components of non-controlling interests.

Acquisition date fair value of consideration paid

Cash	(450)	—

47

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

7.    Acquisition of Non-Controlling Interest (continued)

DigiCore Fleet Management SA Proprietary Limited

On 31 March 2014, in the previous financial year, the Group bought back the 30% shareholding held by the non-controlling shareholders of DigiCore Fleet Management SA Proprietary Limited. The fair value purchase consideration was set at R13 612 000 and was paid in cash.

The total consideration was settled in cash and this took the Group's shareholding in the company from 70% to 100%.

The Group recognized a decrease in non-controlling interest of R19 019 618 and an increase in Retained earnings of R5 407 574.

The carrying amount of DigiCore Fleet Management SA Proprietary Limited's net assets in the Group's financial statements on the date of acquisition was R30 710 962.

The following summarises the changes in the Group's ownership interest in DigiCore Fleet Management SA Proprietary Limited.

	2015	2014
	R'000	R'000

Group's ownership interest at 01 July 2013	—	1,477
Effect of increase in Group's ownership interest	—	19,021
Share of comprehensive income	—	(5,408)
Group's ownership interest at 30 June 2014	—	15,090

Schedule for effects on the equity attributable to owners of the parent of changes in its ownership interest in a subsidiary that did not result in a loss of control

Non-controlling interest derecognized	—	19,021
Difference between consideration paid over non-controlling interest recognized in retained earnings	—	(5,408)
	—	13,613

Non- controlling interest

Non-controlling interest, which is a present ownership interest, and entitle their holders to a proportionate share of the entity's net assets in the event of liquidation, is measured at the present ownership interests proportionate share of the acquiree's identifiable net assets. There are no other components of non-controlling interests.

Acquisition date fair value of consideration paid

Cash	—	(13,613)

48

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

8.    Associates

The following table lists all of the associates in the Group:

Name of company	Held by	% Ownership interest 2015	% Ownership interest 2014	Carrying Amount 2015 R'000	Carrying Amount 2014 R'000
TPL Trakker Limited	Digicore Holdings Limited	4.85%	25.86%	—	11,002
Mega Fortris Ctrack Solution Sdn Bhd	Ctrack Asia Sdn Bhd	0%	30.00%	—	—
				—	11,002

TPL Trakker Limited is incorporated in Pakistan and Mega Fortris Ctrack Solutions Sdn Bhd is incorporated in Malaysia. Unless otherwise stated, the Group's associates' countries of incorporation are also their principal place of operation. The principal activity of TPL Trakker Limited and Mega Fortris Ctrack Solutions Sdn Bhd is the installation and sale of tracking devices. This is in line with the Group's main business and strategic investments.

The Group sold 45 629 000 shares in TPL Trakker Limited during the 2015 financial year. This reduced the Group's shareholding in the company from 25.86% to 4.85%, the Group has reclassified the remaining interest in the company's share as a financial asset held for trading. Refer to the Other financial assets note 9.

The gain on the sale of the Group's interest is shown under other income in the statement of profit an loss and other comprehensive income. Refer to the operating profit note 23.

The Group sold its 30% shareholding in Mega Fortris Ctrack Solutions Sdn Bhd in May 2015.

Material associates

The following associate is material to the Group:

	Country of incorporation	Method	% Ownership interest
			2015	2014
TPL Trakker Limited	Pakistan	Equity	4.85%	25.86%

Summarised financial information of material associates

Summarised Statement of Profit or loss and Other Comprehensive Income
	TPL Trakker Limited		Total
	2015 R'000	2014 R'000	2015 R'000	2014 R'000
Revenue	—	205,941	—	205,941
Other income and expenses	—	(188,170)	—	(188,170)
Profit before tax	—	17,771	—	17,771
Tax expense	—	(5,562)	—	(5,562)
Profit (loss) from continuing operations	—	12,209	—	12,209
Total comprehensive income	—	12,209	—	12,209

49

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

8.    Associates (continued)

Summarised Statements of Financial Position	TPL Trakker Limited		Total
	2015 R'000	2014 R'000	2015 R'000	2014 R'000
Assets
Non Current	—	337,162	—	337,162
Current	—	182,738	—	182,738
Total assets	—	519,900	—	519,900

Liabilities
Non Current	—	106,559	—	106,559
Current	—	149,178	—	149,178
Total Liabilities	—	255,737	—	255,737

Total net assets	—	264,163	—	264,163

Other key assets and liabilities
Cash and cash equivalents	—	9,337	—	9,337
Current financial liabilities (excluding trade and other payables and provisions)	—	40,121	—	40,121
Non current financial liabilities (excluding trade and other payables and provisions)	—	74,275	—	74,275

Reconciliation of net assets to equity accounted investments in associates	TPL Trakker Limited		Total
	2015 R'000	2014 R'000	2015 R'000	2014 R'000
Interest in associates at percentage ownership	—	11,002	—	11,002
Carrying value of investment	—	11,002	—	11,002
Investment at beginning of period	11,002	7,845	11,002	7,845
Disposals	(15,958)	—	(15,958)	—
Share of profit	4,956	3,157	4,956	3,157
Investment at end of period	—	11,002	—	11,002

The summarised information presented above reflects the financial statements of the associates after adjusting for differences in accounting policies between the Group and the associate.

Total assets and liabilities have been translated at spot rate at 30 June 2014; and revenue and profit or loss have been translated at average rates for the 2014 financial year.

There are no significant contingent liabilities relating to the Group’s interests in these associates at the end of the current or prior year.

50

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

9. Other financial assets
At fair value through profit or loss - held for trading
Listed shares - Investment in TPL Trakker Limited	20,020	—

Current assets
At fair value through profit or loss - held for trading	20,020	—

Fair value information

The investment in TPL Trakker Limited is designated at fair value held for trading because the investment is managed on a fair value basis and TPL Trakker is listed on the Karachi stock exchange and the company's share price can be actively monitored.

At 30 June 2015 the Group owned 10 545 689 (2014: 56 174 689) shares in the company. The investment was classified as an investment in associate in 2014 and with the sale of shares the Group has re-classified due to the loss of significant influence. Refer to Note 8, Associates.

The closing share price on 30 June 2015 was 15.86 Pakistan Rupees (PKR). Using the spot rate of PKR0.1197 : R1 at 30 June 2015, the gain made on measurement to fair value is shown under other income in the statement of profit and loss and other comprehensive income.

Fair value hierarchy of financial assets at fair value through profit or loss

The following table shows the carrying amounts and fair values of financial assets, including their levels in the fair value hierarchy.

Level 1 represents those assets which are measured using unadjusted quoted prices for identical assets. The Group monitors the share price of the investment in TPL Trakker Limited in order to measure the fair value of the investment.

Level 1
Class 1 - At fair value through profit and loss	20,020	—

Transfers into level 1
Class 1 - At fair value through profit and loss	20,020	—

51

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

10. Deferred tax The balance comprises
Deferred tax liabilities
Accelerated capital allowances for tax purposes	(1,177)	(2,839)
Prepayments	—	(1,502)
Net deferred tax liabilities	(1,177)	(4,341)

Deferred tax assets
Accelerated capital allowances for tax purposes	1,997	—
Accrued leave pay	1,719	1,411
Provisions for credit losses	8,917	11,285
Provision for obsolete stock	5,809	8,440
Assessed Losses	26,847	22,932
Provisions	—	1,237
Deferred Income	—	45
Net deferred tax assets	45,289	45,350

Net deferred tax asset / (liability)	44,112	41,009

Reconciliation of deferred tax asset / (liability)

At beginning of year	41,009	37,169
Foreign currency translations	1,884	2,116
Income statement charge	(2,696)	(6,475)
Assessed losses	3,915	8,199
	44,112	41,009

Recognition of deferred tax asset

Deferred income tax assets are recognized for tax loss carry-forwards to the extent that the realisation of the related tax benefit through future taxable profits is probable. The Group did not recognize deferred tax assets of R 10,594,578 (2014: R2,050,090) in respect of losses amounting to R 37,837,779 (2014: R 7,321,747) at year-end.

11. Inventories

Raw materials	20,450	32,762
Work in progress	767	162
Finished goods	58,113	71,468
	79,330	104,392
Inventory write downs	(21,857)	(26,676)
	57,473	77,716

Provision for write-down of inventories

Opening balance	26,676	12 103
Provisions raised	5,963	24,921
Unused amounts reversed	(10,782)	(10,348)
	21,857	26,676

The cost of inventories recognized as an expense during the period was R253,027,500 (2014: R225,529,120).

During the year Rnil was recognized with respect to the write-down of inventory to its net realisable value (2014: R8,154,471).

52

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

12. Trade and other receivables
Trade receivables	143,947	152,561
Prepayments	5,328	5,364
Deposits	919	11,715
VAT	2,196	1,650
Other receivables	11,568	11,230
	163,958	182,520

Exposure to credit risk
The carrying amount of each class of trade and other receivables represents the maximum credit exposure.

The maximum exposure to credit risk for trade receivables at the reporting date by geographic region was:

Region - Amounts not impaired
South Africa	102,193	135,554
United Kingdom	23,329	6,692
Europe	18,418	21,061
Australia	11,777	10,087
Rest of world	717	2,112
	156,434	175,506

Fair value of trade and other receivables
Trade receivables disclosed above are classified as loans and receivables and are therefore measured at amortised cost. The fair value of trade and other receivables approximate their carrying values as the impact of discounting is not considered material due to the short- term nature of the receivables. The Group has recognized an allowance for impairment of R 37,002,794 (2014: R53,740,234).

Before accepting any new customer, the Group uses a pre-determined credit scoring system to assess the potential customer’s credit quality and defines credit limits by customer. The average credit period on sale of goods is 60 days. Of the trade receivables balance at the end of the year R 27,367,062 is due from Discovery Insure Limited (30 June 2014: R 16,073,596), the Group’s largest customer. Discovery Insure Limited is part of the South African distribution segment. There are no other customers who represent more than 5% of the total balance of trade receivables.

The Group assesses its trade and loans receivables for impairment at each reporting date. In determining whether an impairment loss should be recorded in the statement of comprehensive income, the Group makes judgments as to whether there is observable data indicating a measurable decrease in the estimated future cash flows from a financial asset.

The impairment for trade and loans receivable is calculated on a specific basis, based on historical loss ratios, adjusted for national and industry-specific economic conditions and other indicators present at the reporting date.

Trade receivables disclosed above include amounts (see below for aged analysis) that are past due at the end of the reporting period but against which the Group has not recognized an allowance for doubtful receivables because there has not been a significant change in credit quality and the amounts are still considered recoverable.

53

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

12. Trade and other receivables (continued)

Trade and other receivables past due but not impaired
Trade and other receivables which are less than 3 months past due have been assessed and are not considered to be impaired. At 30 June 2015, R44,773,994 (2014: R40,926,135) were past due but not impaired.

The ageing of amounts past due but not impaired is as follows:
60 to 90 days	17,924	8,016
90 to 120 days	(3,745)	7,708
120+ days	30,595	25,202
	44,774	40,926

Trade and other receivables impaired
In determining the recoverability of a trade receivable, the Group considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the end of the reporting period. Other than the concentration mentioned above, the concentration of credit risk is limited due to the customer base being large and unrelated. As of 30 June 2015, trade and other receivables of R 37,002,794 (2014: R 53,740,234) were impaired and provided for.

The ageing of these receivables is as follows:
120 + days	37,003	53,740

Reconciliation of provision allowance for impairment of trade and other receivables
Opening balance	53,740	42,436
Provision for impairment	27,590	56,607
Amounts written off as uncollectible	(44,327)	(45,303)
	37,003	53,740

Currencies
The carrying amount of trade and other receivables are denominated in the following currencies (Amounts in R'000):
Rand	92,864	127,373
US Dollar	11,526	9,096
British Pound	28,657	12,056
Euro	18,417	21,796
Malaysian Ringgit	717	2,112
Australian Dollar	11,777	10,087
	163,958	182,520

The maximum exposure to credit risk at the reporting date is the carrying value each class of receivable mentioned above. The Group does not hold any collateral as security.

54

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

13. Cash and cash equivalents

Cash and cash equivalents consist of:

Cash on hand	214	457
Bank balances	76,045	18,810
Bank overdraft	(64,808)	(49,723)
	11,451	(30,456)

Current assets	76,259	19,267
Current liabilities	(64,808)	(49,723)
	11,451	(30,456)

Local companies have facilities with ABSA Bank Limited and Grindrod Bank Limited.

Bank balances of the foreign subsidiaries is managed with the subsidiaries' own bankers.

Facilities granted by Grindrod Bank are unsecured.

The following has been provided as security for facilities granted by ABSA Bank Limited: For facilities granted to DigiCore Holdings Limited
-Cession of CFC accounts
-Negative pledge of assets
-Unlimited cession of loan from DigiCore Europe BV

For facilities granted to the DigiCore Group
Unlimited cross suretyship between the following entities:
-DigiCore Investments Proprietary Limited
-Ctrack SA Proprietary Limited
-DigiCore Brands Proprietary Limited
-DigiCore Properties Proprietary Limited
-DigiCore Financial Services Proprietary Limited
-DigiCore Technology Proprietary Limited
-DigiCore Electronics Proprietary Limited
-DigiCore International Proprietary Limited
-DigiCore Fleet Management SA Proprietary Limited
-DigiCore Holdings Limited

Cession of intercompany loans by:
-Ctrack SA Proprietary Limited
-DigiCore Technology Proprietary Limited
-DigiCore Electronics Proprietary Limited
-DigiCore Fleet Management SA Proprietary Limited
-DigiCore International Proprietary Limited
-DigiCore Holdings Limited

Cession of trade receivables excluding intercompany loans by:
-Ctrack SA Proprietary Limited
-DigiCore Technology Proprietary Limited
-DigiCore Electronics Proprietary Limited
-DigiCore International Proprietary Limited

Fair value of cash and cash equivalents
The carrying amount of cash approximates fair value due to the short-term maturity of these instruments.

Credit quality of cash at bank and short term deposits, excluding cash on hand
The credit quality of cash at bank and short term deposits, excluding cash on hand that can be assessed by reference to external credit ratings (if available).

Credit rating
C-	74,155	18,810

55

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

14. Share capital

Authorised

1 000 000 000 Ordinary shares of R 0.001 each	1,000	1,000

Reconciliation of number of shares issued:

Reported as at 01 July	247,669,272	247,669,272
Issue of shares - ordinary shares	1,017,856	—
	248,687,128	247,669,272

The unissued ordinary shares are under the control of the directors in terms of a resolution of members passed at the last annual general meeting. This authority remains in force until the next annual general meeting.

Issued
247,687,128 Ordinary shares of R0.001 each (2014: 247,669,272 shares)	249	248
Share premium	221,408	219,322
Treasury shares	(53,246)	(53,246)
	168,411	166,324

7,867,004 Treasury shares (2014: 8,047,004) are held by the staff share trust on behalf of employees in terms of the Groups share based payment scheme.

15.    Share based payments

Share Option	Number (thousands)	Weighted exercise price	Total value R'000

2014
Outstanding at the beginning of the year	17,557	4.39	77,092
Granted during the year	9,070	1.50	5,881
Forfeited during the year	(2,490)	2.36	(6,746)
Expired during the year	(75)	0.46	(35)
Outstanding at the end of the year	24,062	2.56	61,564
Exercisable at the end of the year	10,736	3.32	35,642

2015
Outstanding at the beginning of the year	24,062	2.56	61,564
Granted during the year	11,600	2.73	31,718
Forfeited during the year	(180)	1.42	(256)
Expired during the year	(1,165)	2.10	(2,444)
Outstanding at the end of the year	34,217	2.64	90,494
Exercisable at the end of the year	15,294	3.05	46,576

Of the options outstanding at 30 June 2015, 19,023,500 (30 June 2014: 13,326,500) options are not yet exercisable.

The number of options which expired during the financial year was nil (30 June 2014: 75,000).

180 000 Share options were exercised in the current year. The weighted average share price at exercise date was R2.74. No share options were exercised in the 2014 financial year.

56

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

15.    Share based payments (continued)

Outstanding options	Exercise date within one year	Exercise date from two to five years	Total

Options with exercise price of R2.95	120,000	—	120,000
Options with exercise price of R2.70	1,117,500	—	1,117,500
Options with exercise price of R1.50	1,734,000	5,202,000	6,936,000
Options with exercise price of R2.10	600,000	2,400,000	3,000,000
Options with exercise price of R2.85	100,000	400,000	500,000
Options with exercise price of R3.05	1,470,000	5,880,000	7,350,000

Information on options granted during the year
		2015	2,014
Weighted fair value of options issued during the year		0.12	0.11

The company operates several Share Option Schemes. Share options are granted to executive directors of the company and/or its subsidiaries or key management personnel or a combination of both.

Share options vest in tranches over 4 years from the grant date on the condition that the employee remains in the Group's employment. The number of share options is calculated in accordance with Group's policy in appraising employees and as approved by the remuneration committee of the Group. Upon resignation the share options will lapse immediately. Share options remain exercisable after vesting and expire 10 years after grant date.

This option scheme is equity settled and is based on one share option converting into one ordinary share of DigiCore Holdings Limited on exercise. The reserve is recognized in the statement of financial position based on the measurement of the fair value of the share options.

Early exercising of options is not permitted. Total expenses of R2 875 073 related to equity-settled share based payments transactions were recognized in 2015 (2014 : R1 725 769).

As of the year ended 30 June 2015 the following schemes were still in effect:
-Option Scheme E - Granted to directors only on 15/12/2005 with an option price of R2.47
-Option Scheme F - Granted to directors only on 29/06/2006 with an option price of R2.79
-Option Scheme G - Granted to directors only on 07/12/2006 with an option price of R4.07
-Option Scheme H - Granted to directors and key management personnel on 30/04/2007 with an option price of R5.89
-Option Scheme I - Granted to directors only on 17/10/2007 with an option price of R8.41 only (cancelled during the 2009 financial year as the options were out of the money)
-Option Scheme J - Granted to directors and key management personnel on 12/10/2009 with an option price of R3.65
-Option Scheme K - Granted to directors and key management personnel on 06/08/2010 with an option price of R3.10
-Option Scheme L - Granted to directors and key management personnel on 14/03/2011 with an option price of R2.95
-Option Scheme M - Granted to directors and key management personnel on 02/04/2012 with an option price of R2.95
-Option Scheme N - Granted to directors and key management personnel on 29/06/2012 with an option price of R2.70
-Option Scheme O - Granted to directors and key management personnel on 10/10/2013 with an option price of R1.50
-Option Scheme Q - Granted to directors only on 02/10/2014 with an option price of R2.10
-Option Scheme R - Granted to directors only on 26/11/2014 with an option price of R2.85
-Option Scheme S - Granted to directors and key management personnel on 05/03/2015 with an option price of R3.05

57

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

15. Share based payments (continued)

The Group uses the Black-Scholes model to determine the fair value of options granted, the following inputs were used for option scheme Q granted during the year:
Exercise price - R2.10
Stock price - R2.85
Expected volatility - 47.78%*
Option life - 365 - 1460 days
Expected dividends - 0%
The risk-free interest rate - 7.02%**

The following inputs were used for option scheme R granted during the year:
Exercise price - R2.85
Stock price - R2.85
Expected volatility - 47.78%*
Option life - 365 - 1460 days
Expected dividends - 0%
The risk-free interest rate - 7.02%**

The following inputs were used for option scheme S granted during the year:
Exercise price - R3.05
Stock price - R3.05
Expected volatility - 42.23%^
Option life - 365 - 1460 days
Expected dividends - 0%
The risk-free interest rate - 6.90%**

*The expected volatility in the value of the share options granted was determined using the historical volatility of Digicore's share price from 10/12/2013 - 09/12/2014.

^The expected volatility in the value of the share options granted was determined using the historical volatility of Digicore's share price from 06/03/2014 - 05/03/2015.

** The risk free rate for periods within the contractual term of the share options was based on the South African long-term government bond rate in effect at the time of the grant.

16. Foreign currency translation reserve

Translation reserve comprises exchange differences on consolidation of foreign subsidiaries and the translation of goodwill attributable to foreign operation to spot rate at year end.

Opening Balance	14,755	43,182
Exchange differences on translating foreign operations	(5,029)	(47,979)
Ctrack Limited - Translation of goodwill	3,663	8,677
Ctrack Benelux BV - Translation of goodwill	(2,434)	5,572
Ctrack Deutschland GmbH - Translation of goodwill	(812)	1,059
Ctrack Proprietary Limited - Translation of goodwill	(614)	1,014
DigiCore Europe BV - Translation of goodwill	(2,415)	3,230
	7,114	14,755

58

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

17. Other financial liabilities

Held at amortised cost

Loan from shareholders of Alchemist House Proprietary Limited
The loan is unsecured and has no fixed terms of repayment. The loan bears interest at prime. The loan has been settled as part of the transaction concluded by the Group to acquire the remaining 49% shareholding in Alchemist House Proprietary Limited.	—	393

Loan from shareholders of Alchemist House Proprietary Limited
The loan is unsecured and has no fixed terms of repayment. The loan bears interest at prime plus 2%. The loan has been settled as part of the transaction concluded by the Group to acquire the remaining 49% shareholding in Alchemist House Proprietary Limited.	—	622

Mortgage bond
The loan carries interest at prime minus 1,75%. At year end this rate was 7,5% (2014: 7,25%). The current instalment is R356,789 per month and the loan is repayable in 10 years. This mortgage bond is secured by the property in the Regency Office Park. Refer to the Property, plant and equipment note number 3.	13,202	16,385

Merchant West Facility
This full book discounting facility is secured by the trade receivables of DigiCore Fleet Management SA Proprietary Limited and an unlimited guarantee issued by DigiCore Holdings Limited. The facility is repayable on demand. Interest is charged on the outstanding balance at prime plus 2%. The facility was settled in September 2014.	—	14,970
	13,202	32,370

Non-current liabilities
At amortised cost	9,710	14,135

Current liabilities
At amortised cost	3,492	18,235

	13,202	32,370

The Group's borrowing powers are unlimited and the Group has not exceeded the borrowing powers in terms of the Memorandum of Incorporation of the holding company and of the underlying subsidiaries.

The carrying values of interest bearing financial liabilities are considered to approximate the fair values of the respective liability as the interest rate approximate the market rate.

The carrying amounts of financial liabilities at amortised cost are denominated in the following currencies:

Rand	13,302	32,370

59

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

18. Finance lease liabilities

Minimum lease payments due
within one year	10,880	11,258
in second to fifth year inclusive	7,657	8,430
	18,537	19,688
less: future finance charges	(1,452)	(1,861)
Present value of minimum lease payments	17,085	17,827

Present value of minimum lease payments due
within one year	9,853	9,837
in second to fifth year inclusive	7,232	7,990
	17,085	17,827

Non-current liabilities	7,232	7,990
Current liabilities	9,853	9,837
	17,085	17,827

It is Group policy to lease certain motor vehicles and equipment under finance leases.

The average lease term is 3-5 years and the average effective borrowing rate was 10% (2014: 10%).

Interest rates are linked to prime at the contract date. All leases have fixed repayments and no arrangements have been entered into for contingent rent.

The average escalation is between 8% and 12%.

The Group's obligations under finance leases are secured by the lessor's charge over the leased assets. Refer note 3.

There were no sublease agreements in place during the period.

The carrying values of finance lease obligations are considered to approximate the fair values of the liability as the interest rate implicit in the lease agreement approximates the Group's incremental borrowing rate.

60

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

19. Provisions Reconciliation of provisions - 2015
		Opening balance R'000	Additions R'000	Reversed during the year R'000	Total R'000
Product warranties		2,048	981	(2,055)	974
Other Provisions		971	385	(752)	604
		3,019	1,366	(2,807)	1,578
Reconciliation of provisions - 2014
	Opening balance R'000	Additions R'000	Utilised during the year R'000	Reversed during the year R'000	Total R'000
Product warranties	2,379	2,151	(1,967)	(515)	2,048
Other Provisions	3,456	786	(2,955)	(316)	971
	5,835	2,937	(4,922)	(831)	3,019

Provision for product warranties
The warranty provision represents management's best estimate of the Group's liability under one period warranties granted on electrical products, based on prior experience and industry averages for defective products.

Other provisions
A former employee of Ctrack France Sarl has issued a claim of R 604,337 against the entity arising out of his claim that his retrenchment was not substantially justified. The probable loss has been estimated at R 604,337 and estimated legal costs incurred to date amount to Rnil. The directors are of the opinion that the claim can be successfully resisted by the company.

The estimated timing of the above provisions to be utilised has been estimated to be within the next 12 months.

61

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000

20. Trade and other payables

Trade payables	5,808	36,570
Value Added Taxation	7,820	9,288
Accrued Leave pay	6,139	5,040
Accrued expenses	34,064	27,668
Other payables	2,907	4,765
	56,738	83,331

Fair value of trade and other payables
The average credit period on purchases of certain goods from suppliers is 2 months. No interest is charged on the trade payables outstanding balances. The Group has financial risk management policies in place to ensure that all payables are paid within the pre- agreed credit terms.

The fair value of trade payables and other payables approximates their carrying values as the impact of discounting is not considered material due to the short term nature of the Group's trade and other payables.

Currencies
The carrying amount of trade and other payables are denominated in the following currencies:
(Amounts in R'000)
Rand	23,238	57,500
Euro	11,592	10,311
US Dollar	4,020	1,699
British Pound	10,132	9,358
Australian Dollar	6,040	3,062
Malaysian Ringgit	1,716	1,401
	56,738	83,331

21. Deferred income

In the current year, Ctrack UK Limited raised deposit invoices in order to receive the consideration prior to the fitment of vehicle tracking solutions. Revenue is recognized as the vehicle tracking solutions are installed.

In the previous financial year, the Group has deferred the Connection Incentive Bonus ("CIB") received from cellular network service providers and recognized the income over the duration of the fixed term contract concluded with the customer.

Current liabilities	16,655	355
	16,655	355

62

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000	2013 R'000

22. Revenue

Sale of goods	294,213	324,580	370,587
Subscription Revenue	564,314	567,363	507,991
	858,527	891,943	878,578

The Group has reclassified categories of revenue for better disclosure. The Group disclosed rental income as a separate category of revenue in 2014 and the Group has decided to show this category as part of subscription revenue. In 2015 R52,588,373 worth of rental income (2014: R38,770,695; 2013: 54,219,000) has been reclassified as subscription revenue.

23. Operating profit (loss)

Operating profit (loss) for the year is stated after accounting for the following:

Operating lease charges
Premises
- Straight-line amounts	12,220	15,676	21,242
Motor Vehicles
- Straight-line amounts	18	9	14
Equipment
- Straight-line amounts	956	2,292	2,159
	13,194	17,977	23,415

(Profit)/Loss on sale of property, plant and equipment	(2,821)	1,637	1,448
(Profit)/Loss on sale of Worldmark SA Proprietary Limited	—	—	1,047
(Profit)/Loss on sale of Associates - TPL Trakker Ltd and Mega Fortris Ctrack Solutions Snd Dhd	(35,315)	—	—
Impairment on property, plant and equipment	2,003	4,315	12,933
Impairment of goodwill	—	—	57,500
Impairment of intangible assets	508	—	—
(Profit) / Loss on exchange differences	(16,222)	(35,316)	(9,645)
Amortization on intangible assets*	13,945	14,088	15,335
Depreciation on property, plant and equipment	61,244	67,592	67,592
Employee costs	347,036	344,598	347,008
Salaries, wages and other costs - short term benefits	326,121	328,157	330,842
Provident fund contributions - post employment benefits	18,040	14,715	13,361
Share-based payment cost - short term benefits	2,875	1,726	2,805

Net gains (losses) on financial instruments:
Financial assets at fair value through profit or loss - held for trading	20,020	—	—

* The amount is shown net of amortization capitalised to rental stock of R11,779,422 and amortization capitalised to inventory of R5,414,654 in the current financial year. (2014 amortization capitalised to rental stock of R5,360,480 and amortization capitalised to inventory of R5,142,432)

24. Investment revenue

Interest revenue
Bank	79	3,643	216

25. Income from Equity Accounted Investments

TPL Trakker Limited	4,956	3,158	2,250
Alchemist House Proprietary Limited	—	—	(119)
Mega Fortris Ctrack Solutions Sdn Bhd	—	(94)	—
	4,956	3,064	2,131

No dividends were received from equity accounted investments (2014: R nil, 2013: R nil).

63

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000	2013 R'000

26. Finance costs
Finance leases	1,456	2,943	1,393
Other financial liabilities	9,620	11,380	12,962
Bank	—	22	23
	11,076	14,345	14,378

27. Taxation
Major components of the tax expense (income)
Current
Local income tax-current period	658	907	(8,702)
Capital Gains Tax	—	—	106
Local income tax-recognized in current tax for prior periods	1,395	—	—
Foreign income tax-current period	1,766	1,681	(711)
	3,819	2,588	(9,307)
Deferred
Movement in Temporary difference - normal rates	2,899	6,475	5,772
Net movement in assessed losses	(3,915)	(8,199)
Foreign deferred tax	(202)	—	—
Over provision of deferred tax in prior year	(3,802)	—	—
	(5,020)	(1,724)	5,772
	(1,201)	864	(3,535)
Reconciliation of the tax expense
Reconciliation between accounting profit and tax expense

Accounting profit ( loss)	86,709	8,659	(62,885)

Tax at the applicable tax rate of 28% (2014:28%)	24,279	2,425	(17,608)

Tax effect of adjustments on taxable income
Expenses not tax deductable	1,511	2,166	6,949
Tax effect on earnings from associate	—	—	(597)
Income not subject to taxation	(3,834)	(52)	(381)
Fair value adjustment on investment in TPL Trakker Limited	(20,131)	—	—
Share based payment cost	805	483	785
R&D cost deduction	(4,746)	(4,850)	—
Impairment of goodwill	—	—	16,100
Learnerships	(258)	—	—
Deferred tax not recognized on assessed losses	—	—	5,171
Under provision of prior year current taxation	1,395	758	—
Differences between South African tax rates and foreign tax rates	(222)	(66)	(193)
Over/ (Under) provision of previous years taxation	—	—	(13,761)
	(1,201)	864	(3,535)

28. Other comprehensive income

Components of other comprehensive income - 2015	Gross	Tax	Net

Items that may be reclassified to profit or loss
Exchange differences on translating foreign operations
Exchange differences arising during the year	(7,641)	—	(7,641)

Components of other comprehensive income - 2014	Gross	Tax	Net

Items that may be reclassified to profit or loss
Exchange differences on translating foreign operations
Exchange differences arising during the year	(28,427)	—	(28,427)

Components of other comprehensive income - 2013	Gross	Tax	Net

Items that may be reclassified to profit or loss
Exchange differences on translating foreign operations
Exchange differences arising during the year	43,706	—	43,706

64

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000	2013 R'000

29. Cash generated from operations

Profit (loss) before taxation	86,709	8,659	(62,885)

Adjustments for:
Depreciation and amortization	75,192	88,380	82,929
Net loss (profit) on disposal of assets and liabilities	(38,136)	1,637	1,826
(Profit) / Loss on foreign exchange	(16,222)	(35,315)	(9,645)
Income from equity accounted investments	(4,956)	(3,064)	(2,131)
Interest received - investment	(79)	(3,643)	(216)
Finance costs	11,076	14,345	14,378
Impairment loss	2,511	4,315	12,933
Impairment of goodwill	—	—	57,500
Movements in provisions	(1,441)	(2,816)	(409)
Other non-cash items - Loss on sale of Worldmark SA Proprietary Limited	—	—	1,047
Other non-cash items - Fair value adjustment on investment in TPL Trakker Limited	(20,559)	—	—
Other non-cash items - Share based payment expense	2,875	1,726	2,805
Other non-cash items - Foreign currency translation movement	—	—	43,670
Other non-cash items - Loan decrease	—	—	1,250
Other non-cash items - Disposal of rental units	—	28,105	11,061

Changes in working capital
Inventories	30,530	9,671	5,248
Trade and other receivables	18,757	43,714	(13,339)
Trade and other payables	(22,481)	19,429	(4,467)
Deferred income	16,300	(13,350)	(15,935)
	140,076	161,793	125,620

30. Tax paid

Balance at beginning of year	963	2,372	(13,796)
Current tax for the year recognized in profit or loss	(3,819)	(2,588)	9,307
Adjustment in respect of exchange rate movements	78	(946)	—
Non-cash adjustment	(416)	—	—
Balance at end of the year	94	(963)	(2,372)
	(3,100)	(2,125)	(6,861)

65

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000	2013 R'000

31. Commitments and Contingencies

Operating leases - as lessee (expense)

Minimum lease payments due
-within one year	12,216	13,931	10,933
-in second to fifth year inclusive	4,281	7,267	11,504
	16,497	21,198	22,437

Operating lease payments represent rentals payable by the Group for certain of its office properties. Leases are negotiated for an average term of seven years and rentals are fixed for an average of three years. No contingent rent is payable.

The average escalation is between 8% and 12%.

Contingencies

In 2013, a former customer of Ctrack New Zealand Limited made a claim for restitution and damages totalling NZ$422 000 equivalent to R3,924,009. The director’s opinion is that the claim has no merit and no provision has been made in the Group financial statements for this amount. The matter is expected to be resolved in court in December 2014. A legal opinion has been obtained, and the directors estimate that NZ$10 000 equivalent to R92,986 will be incurred as legal fees to settle the matter.

66

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

32.    Related parties

Relationships
Subsidiaries	Refer to note 6
Associates	Refer to note 8
Companies controlled by director - NH Vlok	Vepro Properties Proprietary Limited
Top Ten Properties Proprietary Limited
Company in which a close family member of a director of DigiCore Holdings Limited is a director - NH Vlok	Onex Power Systems Proprietary Limted
Company in which a close family member of a director of DigiCore Holdings Limited is a director - SR Aberdein	Bawco CC
Public Officer of the Group	MD Rousseau
Public Officer of the Group	D du Rand
Companies in which a close family member of a director of DigiCore Holdings Limited is a director - MD Rousseau	HT Concepts CC t/a Lifestyle Electronic Concepts Fleet and Time Control CC t/a CAE Communications

	2015 R'000	2014 R'000	2013 R'000
Related party balances

Amounts included in trade receivables (trade payables) regarding related parties
Fleet and Time Control CC	—	24	—
Fleet and Time Control CC	—	(26)	—
HT Concepts CC	921	946	539
HT Concepts CC	(195)	(189)	(319)

Related party transactions

Purchases from (sales to) related parties
Top Ten Properties Proprietary Limited	132	208	—
Fleet and Time Control CC	—	(54)	—
HT Concepts CC	(1,384)	(4,798)	(1,372)
Fleet and Time Control CC	16	122	13
HT Concepts CC	2,158	3,685	2,032
Onex Power Systems Proprietary Limted	193	—	—

Rent paid to related parties
Bawco Proprietary Limited	385	305	783
Vepro Properties Proprietary Limited	662	1,174	565

During the year, certain related parties in the ordinary course of business, entered into various transactions with the Group under arm's length terms no less favourable than those arranged with other third parties.

HT Concepts CC and Fleet and Time Control CC are partner fitment centres of the Group and install vehicle tracking solutions on behalf of Ctrack SA Proprietary Limited.

MD Rousseau and D du Rand are public officers and have received emoluments and share options during this year. Refer to note 33 for more details.

No bad debts have been incurred or provided for, relating to transactions with related parties.

Properties leased from related parties

DigiCore Holdings Limited and its subsidiaries entered into operating lease agreements for premises with entities whose directors and/or members are also directors of DigiCore Holdings Limited and/or its subsidiaries. These directors are:
- NH Vlok - Lease of Boksburg Branch premises in DigiCore Fleet Management SA Proprietary Limited
- SR Aberdein - Lease of factory premises in Durban in DigiCore Electronics Proprietary Limited - Bawco CC sold the premises in December 2014 and the lease has continued on the same terms and conditions with the new lessor who is not a related party to the Group.

SR Aberdein resigned as a director of the Group on 30 November 2013. Rent continued to be paid to Bawco Proprietary Limited after his resignation.

The lease periods for the properties range 3-5 years and are rented under terms that are no less favourable to the company than those arranged with 3rd parties. Total rent paid included in the financial statements relating to the aforementioned related parties amounts to R1,047,000 (2014: R1,479,000; 2013 : R1,348,000).

67

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

33.     Directors' and prescribed officers emoluments

The following emoluments were paid to the directors and prescribed officers during the year

Executive
2015	Emoluments R'000	Provident fund contributions R'000	Medical aid contributions R'000	Directors' fees for services as directors of subsidiaries R'000	Total R'000
NH Vlok	2,685	211	87	—	2,983
MD Rousseau!	2,590	144	88	520	3,342
D du Rand!	2,004	153	—	—	2,157
PJ Grove	2,072	156	66	—	2,294
	9,351	664	241	520	10,776

! MD Rousseau and D du Rand are prescribed officers of the Group.

2014	Emoluments R'000	Provident fund contributions R'000	Medical aid contributions R'000	Bonus R'000	Directors' fees R'000	Directors' fees for services as directors of subsidiaries R'000	Total R'000
NH Vlok#	2,501	198	1	—	166	—	2,866
MD Rousseau!	1,863	133	69	3	—	423	2,491
AJ Voogt*	988	—	—	—	—	—	988
SR Aberdein^	687	54	28	—	—	—	769
D du Rand!	1,825	138	27	3	—	—	1,993
PJ Grove+	1,427	102	45	—	—	—	1,574
	9,291	625	170	6	166	423	10,681

*AJ Voogt resigned on 31 October 2013.
^SR Aberdein resigned on 30 November 2013.
+PJ Grove was appointed on 01 November 2013.
!MD Rousseau and D du Rand are prescribed offices of the Group.
#NH Vlok fulfilled the role of chairman of the board and chief executive officer. G Pretorius was appointed as chairman of the board effective 04 April 2014.

2013	Emoluments R'000	Provident fund contributions R'000	Medical aid contributions R'000	Directors' fees for services as directors of subsidiaries R'000	Total R'000
NH Vlok#	1,159	17	—	—	1,176
MD Rousseau	1,866	134	68	428	2,496
AJ Voogt	1,693	102	—	—	1,795
SR Aberdein	1,643	131	60	—	1,834
D du Rand	1,807	138	33	—	1,978
BC Esterhuyzen	1,289	88	—	—	1,377
J Verster	1,755	138	20	—	1,913
	11,212	748	181	428	12,569

#NH Vlok's designation changed from non-executive to executive on 08 February 2013.

All executive directors emoluments are paid by subsidiaries. The Group considers provident fund contributions as post-employment benefits, all other emoluments are considered short-term benefits.

68

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

33.     Directors' and prescribed officers emoluments (continued)

Non-executive

2015	Directors' fees R'000	Commitment fees R'000	Total R'000
SS Ntsaluba	130	115	245
Prof B Marx	147	198	345
G Pretorius	418	32	450
SP Naude!	75	30	105
JP duP le Roux!	75	25	100
JD Wiese^	72	31	103
	917	431	1,348
! SP Naude and JP duP le Roux were appointed on 27 January 2015. ^ JD Wiese resigned on 26 January 2015.

2014	Directors' fees R'000	Commitment fees R'000	Total R'000
SS Ntsaluba	34	20	54
Prof B Marx	68	88	156
JD Wiese	68	10	78
G Pretorius	68	36	104
	238	154	392

2013	Directors' fees R'000	Commitment fees R'000	Total R'000
NH Vlok	1,190	—	1,190
SS Ntsaluba	49	26	75
Prof B Marx	82	94	176
L Msengana-Ndlela	31	—	31
JD Wiese	65	6	71
G Pretorius	82	42	124
NA Gasa	25	—	25
	1,524	168	1,692

69

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

33.    Directors' and prescribed officers emoluments (continued)

The following share options are issued to directors

30 June 2015	Date granted	Expiry date	Strike price	Number of options issue but not exercised	Value (R'000)	Options forfeited	Share options exercised	Date exercised	Gain	Number of options issued but not exercised
D du Rand	15/12/2005	15/12/2015	2.47	120,000	296	—	—	—	—	120,000
	27/06/2006	27/06/2016	2.79	60,000	167	—	—	—	—	60,000
	07/12/2006	07/12/2016	4.09	80,000	327	—	—	—	—	80,000
	17/10/2007	17/10/2017	8.41	—	—	—	—	—	—	—
	12/10/2009	12/10/2019	3.65	600,000	2,190	—	—	—	—	600,000
	14/03/2011	14/03/2021	2.95	700,000	2,065	—	—	—	—	700,000
	29/06/2012	29/06/2022	2.70	500,000	1,350	—	—	—	—	500,000
	10/10/2013	10/10/2023	1.50	500,000	750	—	—	—	—	500,000
	05/03/2015	05/03/2025	3.05	400,000	1,220	—	—	—	—	400,000
MD Rousseau	26/06/2005	26/06/2015	1.42	120,000	170	(120,000)	—	—	—	—
	15/12/2005	15/12/2015	2.47	160,000	395	—	—	—	—	160,000
	27/06/2006	27/06/2016	2.49	80,000	199	—	—	—	—	80,000
	07/12/2006	07/12/2016	4.09	100,000	409	—	—	—	—	100,000
	17/10/2007	17/10/2017	8.41	—	—	—	—	—	—	—
	12/10/2009	12/10/2019	3.65	600,000	2,190	—	—	—	—	600,000
	14/03/2011	14/03/2021	2.95	1,200,000	3,540	—	—	—	—	1,200,000
	29/06/2012	29/06/2022	2.70	1,000,000	2,700	—	—	—	—	1,000,000
	10/10/2013	10/10/2023	1.50	500,000	750	—	—	—	—	500,000
	05/03/2015	05/03/2025	3.05	400,000	1,220	—	—	—	—	400,000
PJ Grove	10/10/2013	10/10/2023	1.50	1,500,000	2,250	—	—	—	—	1,500,000
	05/03/2015	05/03/2025	3.05	400,000	1,220	—	—	—	—	400,000
NH Vlok	02/10/2014	02/10/2024	2.10	3,000,000	6,300	—	—	—	—	3,000,000
				12,020,000	29,708	(120,000)	—	—	—	11,900,000

70

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

33.    Directors' and prescribed officers emoluments (continued)

30 June 2014	Date granted	Expiry Date	Strike Price	Number of options issue but not exercised	Value (R'000)	Share options forfeited	Share options exercised	Date exercised	Gain	Number of options issued but not exercised
SR Aberdein	15/12/2005	15/12/2015	2,47	160,000	395	(160,000)	—	—	—	—
	27/06/2006	27/06/2016	2,79	80,000	223	(80,000)	—	—	—	—
	07/12/2006	07/12/2016	4,09	100,000	409	(100,000)	—	—	—	—
D du Rand	15/12/2005	15/12/2015	2,47	120,000	296	—	—	—	—	120,000
	27/06/2006	27/06/2016	2,79	60,000	167	—	—	—	—	60,000
	07/12/2006	07/12/2016	4,09	80,000	327	—	—	—	—	80,000
	17/10/2007	17/10/2017	8,41	—	—	—	—	—	—	—
	12/10/2009	12/10/2019	3,65	600,000	2,190	—	—	—	—	600,000
	14/03/2011	14/03/2021	2,95	700,000	2,065	—	—	—	—	700,000
	29/06/2012	29/06/2022	2,70	500,000	1,350	—	—	—	—	500,000
	10/10/2013	10/10/2023	1,50	500,000	750	—	—	—	—	500,000
MD Rousseau	26/06/2005	26/06/2015	1,42	120,000	170	—	—	—	—	120,000
	15/12/2005	15/12/2015	2,47	160,000	395	—	—	—	—	160,000
	27/06/2006	27/06/2016	2,49	80,000	199	—	—	—	—	80,000
	07/12/2006	07/12/2016	4,09	100,000	409	—	—	—	—	100,000
	17/10/2007	17/10/2017	8,41	—	—	—	—	—	—	—
	12/10/2009	12/10/2019	3,65	600,000	2,190	—	—	—	—	600,000
	14/03/2011	14/03/2021	2,95	1,200,000	3,540	—	—	—	—	1,200,000
	29/06/2012	29/06/2022	2,70	1,000,000	2,700	—	—	—	—	1,000,000
	10/10/2013	10/10/2023	1,50	500,000	750	—	—	—	—	500,000
PJ Grove	10/10/2013	10/10/2023	1,50	1,500,000	2,250	—	—	—	—	1,500,000
AJ Voogt	14/03/2011	14/03/2021	2,95	600,000	1,770	(600,000)	—	—	—	—
	29/06/2012	29/06/2022	2,70	500,000	1,350	(500,000)	—	—	—	—
				9,260,000	23,895	(1,440,000)	—	—	—	7,820,000

71

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

33.    Directors' and prescribed officers emoluments (continued)

30 June 2013	Date granted	Expiry Date	Strike Price	Number of options issue but not exercised	Value (R'000)	Share options forfeited	Share options exercised	Date exercised	Gain	Number of options issued but not exercised
SR Aberdein	15/12/2005	15/12/2015	2,47	160,000	395	(160,000)	—	—	—	—
	27/06/2006	27/06/2016	2,79	80,000	223	(80,000)	—	—	—	—
	07/12/2006	07/12/2016	4,09	100,000	409	(100,000)	—	—	—	—
D du Rand	15/12/2005	15/12/2015	2,47	120,000	296	—	—	—	—	120,000
	27/06/2006	27/06/2016	2,79	60,000	167	—	—	—	—	60,000
	07/12/2006	07/12/2016	4,09	80,000	327	—	—	—	—	80,000
	17/10/2007	17/10/2017	8,41	—	—	—	—	—	—	—
	12/10/2009	12/10/2019	3,65	600,000	2,190	—	—	—	—	600,000
	14/03/2011	14/03/2021	2,95	700,000	2,065	—	—	—	—	700,000
	29/06/2012	29/06/2022	2,70	500,000	1,350	—	—	—	—	500,000
MD Rousseau	26/06/2005	26/06/2015	1,42	120,000	170	—	—	—	—	120,000
	15/12/2005	15/12/2015	2,47	160,000	395	—	—	—	—	160,000
	27/06/2006	27/06/2016	2,49	80,000	199	—	—	—	—	80,000
	07/12/2006	07/12/2016	4,09	100,000	409	—	—	—	—	100,000
	17/10/2007	17/10/2017	8,41	—	—	—	—	—	—	—
	12/10/2009	12/10/2019	3,65	600,000	2,190	—	—	—	—	600,000
	14/03/2011	14/03/2021	2,95	1,200,000	3,540	—	—	—	—	1,200,000
	29/06/2012	29/06/2022	2,70	1,000,000	2,700	—	—	—	—	1,000,000
J Verster	14/03/2011	14/03/2021	2.95	1,000,000	2,950	(1,000,000)	—	—	—	—
	29/06/2012	29/06/2022	2,70	800,000	2,160	(800,000)	—	—	—	—
BC Esterhuyzen	14/03/2011	14/03/2021	2,95	2,450,000	7,228	(2,450,000)	—	—	—	—
AJ Voogt	14/03/2011	14/03/2021	2,95	600,000	1,770	—	—	—	—	600,000
	29/06/2012	29/06/2022	2,70	500,000	1,350	—	—	—	—	500,000
				11,010,000	32,483	(4,590,000)	—	—	—	6,420,000

72

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

34.     Financial assets by category

The accounting policies for financial instruments have been applied to the line items below:

2015	Loans and receivables R'000	Fair value through profit or loss - held for trading R'000	Non-financial instruments R'000	Total R'000
Other financial assets	—	20,020	—	20,020
Trade and other receivables	156,434	—	7,524	163,958
Cash and cash equivalents	74,369	—	—	74,369
	230,803	20,020	7,524	258,347

2014	Loans and receivables R'000	Fair value through profit or loss - held for trading R'000	Non-financial instruments R'000	Total R'000
Trade and other receivables	175,506	—	7,014	182,520
Cash and cash equivalents	19,267	—	—	19,267
	194,773	—	7,014	201,787

35.    Financial liabilities by category

The accounting policies for financial instruments have been applied to the line items below:

2015	Financial liabilities at amortised cost R'000	Non-financial instruments R'000	Total R'000
Finance lease liabilities	17,085	—	17,085
Other financial liabilities	13,202	—	13,202
Trade and other payables	8,715	48,023	56,738
Bank overdraft	64,808	—	64,808
	103,810	48,023	151,833

2014
Finance lease liabilities	17,827	—	17,827
Other financial liabilities	32,370	—	32,370
Trade and other payables	41,335	41,996	83,331
Bank overdraft	49,723	—	49,723
	141,255	41,996	183,251

73

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

36.    Risk management

Introduction and overview

The Group has exposure to the following risks from its use of financial assets and liabilities:
- Credit risk
- Liquidity risk
- Price risk
- Market risks (Foreign exchange risk and interest rate risk)
- Capital risk management
This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.

Risk management framework

The Group is exposed in varying degrees to a variety of financial instrument related risks. The Board has the overall responsibility for the establishment and oversight of the Group’s risk management framework. The Board has established an Audit and Risk committee, which is responsible responsible for developing and monitoring the Group’s risk management policies, providing assurance that significant business risks are systematically identified, assessed and reduced to acceptable levels. A comprehensive risk management process has been developed to continuously monitor and control these risks.

The Group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions, products and services offered. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment, in which all employees understand their roles and obligations.

The Group has a finance division that manages the financial risks relating to the Group’s operations.

The Group Audit and Risk Committee oversees how management monitors compliance with the Group’s risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by the Group. The Group Audit and Risk Committee is assisted in its oversight role by Internal Audit. Internal Audit undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to the Audit Committee.

There have been no changes to the objectives, policies and processes for managing the risk and methods used to manage the risk from prior year.

Credit risk

Credit risk consists mainly of cash deposits, cash equivalents, and trade debtors. The Group only deposits cash with major banks with high quality credit standing and limits exposure to any one counter-party.

Trade receivables
The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the demographics of the Group’s customer base, including the default risk of the industry and country in which customers operate, as these factors may have an influence on credit risk. Geographically there is no concentration of credit risk.

The Group has established a credit policy under which each new customer is analysed individually for credit worthiness before the Group’s standard payment and delivery terms and conditions are offered.

Trade and other receivables consists of a large number of customers spread across diverse industries and geographical areas. The exposure to credit risk is influenced by the individual characteristics, the industry and geographical area of the counterparty with whom we have transacted. Trade and other receivables are carefully monitored for impairment. An allowance for impairment of trade receivables is made where there is an identified loss event, which based on previous experience, is evidence of a reduction in the recoverability of the cash flows. Details of the credit quality of trade receivables and the associated provision for impairment is disclosed in note 12.

74

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

36.    Risk management (continued)

The Group establishes an allowance for impairment that represents its estimate of incurred losses in respect of trade and other receivables. At the reporting date, the Group did not consider there to be any significant concentration of credit risk which has not been adequately provided for.

The Board has delegated the responsibility of managing the credit risk to the managing directors of each subsidiary, who are responsible for:
- Establishing the authorisation structure for the approval and renewal of credit facilities;
- Reviewing and assessing credit risk;
- Monitoring the financial position of customers on an on-going basis; and
- Formulating credit policies in relation to the subsidiary's business and customer base.

Financial assets exposed to credit risk at year end were as follows:

	2015 R'000	2014 R'000
Financial instrument
Bank - favourable balances	76,260	19,267
Trade and other receivables	156,434	175,506
	232,694	194,773

The maximum exposure to credit risk does not exceed the amounts mentioned above.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

The Group’s risk to liquidity is a result of the funds available to cover future commitments. The Group manages liquidity risk through an ongoing review of future commitments and credit facilities.

Typically the Group ensures that it has sufficient cash on demand to meet expected operational expenses, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Cash flow forecasts are prepared and adequate utilised borrowing facilities are monitored.

The table below analyses the Group’s financial assets and financial liabilities into relevant maturity groupings based on the remaining period at the statements of financial position to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Less than 1 year R'000	Between 1 and 5 years R'000	Over 5 years R'000	Total R'000
At 30 June 2015

Cash and cash equivalents	76,260	—	—	76,260
Trade and other receivables	156,434	—	—	156,434
Total Financial Assets	232,694	—	—	232,694

Other financial liabilities	3,492	9,710	—	13,202
Finance lease liabilities	9,853	7,232	—	17,085
Trade and other payables	15,068	—	—	15,068
Bank Overdraft	62,918	—	—	62,918
Total Financial Liabilities	91,331	16,942	—	108,273

Net Liquidity Gap	141,363	(16,942)	—	124,421

75

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

36.    Risk management (continued)

	Less than 1 year R'000	Between 1 and 5 years R'000	Over 5 years R'000	Total R'000
At 30 June 2014

Cash and cash equivalents	19,267	—	—	19,267
Trade and other receivables	175,506	—	—	175,506
Total Financial Assets	194,773	—	—	194,773

Other financial liabilities	20,620	13,904	—	34,524
Finance lease obligation	11,258	8,430	—	19,688
Trade and other payables	41,336	—	—	41,336
Bank Overdraft	49,723	—	—	49,723
Guarantees issued	203	—	—	203
Total Financial Liabilities	123,140	22,334	—	145,474

Net Liquidity Gap	71,633	(22,334)	—	49,299

Capital risk management

The Group's objectives when managing capital are to safeguard the Group's ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

The capital structure of the Group consists of debt, which includes the borrowings disclosed in notes 17 & 18, cash and cash equivalents disclosed in note 13, and equity as disclosed in the statements of financial position.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt. Management feels that the objectives with respect to capital risk management have been met.

Consistent with others in the industry, the Group monitors capital on the basis of the gearing ratio.

This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including 'current and non-current borrowings' as shown in the statements of financial position) less cash and cash equivalents. Total capital is calculated as 'equity' as shown in the statements of financial position plus net debt.

The Group's strategy is to maintain a gearing ratio of between 10% to 55%.

There are no externally imposed capital requirements.

There have been no changes to what the entity manages as capital, the strategy for capital maintenance or externally imposed capital requirements from the previous year.

The gearing ratio at 2015 and 2014 respectively were as follows:
	2015	2014
Gearing ratio	5%	14%

The gearing ratio has decreased owing to facilities being repaid during the current year. Refer to note 17 and 18 for additional information.

Interest rate risk

The Group's cash flow interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate owing to changes in the market interest rates. The fair value interest rate risk is the risk that the value of the financial instrument will fluctuate because of changes in the market interest rates. The Group assumes exposure to the effects of fluctuations in the prevailing levels of market interest rates on both the fair value and cash flow risks.

The Group’s interest rate risk arises from borrowings, finance lease liabilities and cash and cash equivalents. Borrowings issued at variable rates expose the Group to cash flow interest rate risk. Borrowings issued at fixed rates expose the Group to fair value interest rate risk. Group policy is to maintain all of its borrowings in variable rate instruments. During 2015 and 2014, the Group’s borrowings at variable rate were denominated in the Rand only.

76

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

36.    Risk management (continued)

The Group analyses its interest rate exposure on a dynamic basis. The Group is not highly geared and does not hedge against fluctuations in interest rates.

At 30 June 2015, if interest rates on Rand-denominated borrowings had been 1% higher with all other variables held constant, post-tax profit for the year would have been R 1,576,340 (2014 : R 1,434,241) lower, mainly as a result of higher interest expense on floating rate borrowings.

Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US dollar, British Pound, Australian Dollar and the Euro. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations.

The Group has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the Group’s foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies.

At 30 June 2015, if the Rand had weakened by 10% against the US dollar, British pound, Euro and Australian Dollar, with all other variables held constant, post-tax losses for the year would have been R 2,512,716 higher, mainly as a result of translation of foreign operations, foreign exchange gains or losses on translation of US dollar, British pound, Euro and Australian Dollar denominated trade receivables, borrowings and trade payables. Had the Rand strengthened by 10% against the above mentioned currencies post-tax losses would have been R 2,512,716 lower.

At 30 June 2014, post tax profits for the year would have been R 4,954,828 higher had the Rand weakened by 10% against the above mentioned currencies and R 4,954,828 lower had the Rand strengthened by 10%.

Exchange rates used for conversion of foreign items were:
	2015	2014
USD -Spot Rate at year end	12.28	10.59
GBP - Spot Rate at year end	19.31	18.04
EUR - Spot Rate at year end	13.63	14.46
AUD - Spot Rate at year end	9.41	9.98
MYR - Spot Rate at year end	3.25	3.30
USD - Average Rate for the year	11.45	10.37
GBP - Average Rate for the year	18.01	16.89
EUR - Average Rate for the year	13.73	14.09
AUD - Average Rate for the year	9.55	9.53
MYR - Average Rate for the year	3.31	3.20

There have been no changes in the way the Group manages its exposure to foreign currency risk.

Price risk

The Group is exposed to equity securities price risk because of investments held by the Group and classified on the consolidated statements of financial position at fair value through profit or loss. The Group is not exposed to commodity price risk. To manage its price risk arising from investments in equity securities, the Group monitors the securities on an active basis.

The Group's investment in the shares of TPL Trakker Limited is designated at fair value held-for-trading and gains and losses from the measurement to fair value is recognized in the statement of profit and loss and other comprehensive income. The shares of TPL Trakker Limited are publically traded on the Karachi Stock Exchange in Pakistan.

The table below summarises the impact of increases/decreases of the company's share price on the Group's post-tax profit for the year. The analysis is based on the assumption that the share price has increased/decreased by 5% with all other variables held constant:

	Impact on post tax profit in Rand		Impact on other components of equity in Rand
	2015 R'000	2014 R'000	2015 R'000	2014 R'000
Financial Instrument
Investment in TPL Trakker Limited	1,001	—	—	—

77

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000	2013 R'000

37. Earnings per share

Reconciliation of weighted number of shares in issue (thousands)
Open balance	239,607	239,607	239,607
Weighted number of shares issued for the acquisition of NCI in Alchemist House Proprietary Limited	218	—	—
Weighted number of share options exercised	44	—	—
	239,869	239,607	239,607

Basic
Profit/(Loss) attributable to equity holders of the parent	87,744	7,036	(59,194)
Weighted number of shares in issue (thousands)	239,869	239,607	239,607
Basic Earnings per share (cents per share)	36.58	2.94	(24.70)

Diluted
Profit/(Loss) attributable to equity holders of the parent	87,744	7,036	(59,194)
Weighted number of shares in issue (thousands)	239,869	239,607	239,607
Adjusted for: potentially dilutive effect of share options	30,782	9,070	—
Diluted weighted average number of ordinary shares in issue (thousands)	270,651	248,677	239,607
Diluted earnings per share (cents per share)	32.42	2.83	(24.70)

Basic earnings per share is calculated by dividing the relevant earnings amount by the weighted average number of shares in issue. Diluted earnings per share is calculated by dividing the relevant earnings by the weighted average number of shares in issue after taking the dilutive impact of potential ordinary shares to be issued into account.

78

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

37. Earnings per share (continued)

Headline Earnings per share
	Gross R'000	Tax effect R'000	Non-controlling interest effect R'000	Net R'000

Reconciliation of headline earnings - 30 June 2015

Profit/(Loss) attributable to equity holders of the parent	87,744	—	—	87,744
Impairment of Intangible Assets	508	—	—	508
Impairment of property, plant and equipment	2,003	—	—	2,003
(Profit) on sale of property, plant and equipment	(2,820)	789	—	(2,031)
(Profit) on sale of investment in TPL Trakker Limited	(35,414)	—	—	(35,414)
Loss on sale of investment in Mega Fortris Ctrack Solutions Sdn Bhd	99	—	—	99
Adjustment to income from equity accounted associates - Gain on sale of associate	(1,742)	—	—	(1,742)
Adjustment to income from equity accounted associates - Gain on sale of property, plant and equipment	(229)	—	—	(229)
	50,149	789	—	50,938

Reconciliation of headline earnings - 30 June 2014

Profit/(Loss) attributable to equity holders of the parent	7,036	—	—	7,036
Impairment of Property, plant & equipment	4,315	—	—	4,315
Loss on sale of Property, plant & equipment	1,638	(459)	—	1,179
	12,989	(459)	—	12,530

Reconciliation of headline earnings - 30 June 2013

Profit/(Loss) attributable to equity holders of the parent	(59,194)	—	—	(59,194)
Loss on sale of Worldmark SA Proprietary Limited	1,047	—	—	1,047
Impairment of Goodwill	57,500	—	—	57,500
Impairment of Property, plant & equipment	12,933	—	—	12,933
Loss on sale of Property, plant & equipment	878	(246)	—	632
	13,164	(246)	—	12,918

		2015 R'000	2014 R'000	2013 R'000

Basic
Headline Earnings		50,938	12,530	12,918
Weighted number of shares in issue (thousands)		239,869	239 607	239 607
Basic headline earnings per share (cents per share)		21.24	5.23	5.39

Diluted
Headline Earnings		50,938	12,530	12,918
Diluted:weighted average number of ordinary shares in issue (thousands)		270,651	248 677	239 607
Diluted headline earnings per share (cents per share)		18.82	5.04	5.39

79

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

38.     Segment Information

Segment information is presented only at Group level, where it is most meaningful. Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the chief operating decision-maker in order to allocate resources to the segment and to assess its performance.

The Group has identified its operating segments based on its business by service or product and aggregated them into the following reporting segments:
South African Distribution - This operating segment focuses on distribution of manufactured fleet management and vehicle tracking solutions within the South African consumer market.
Foreign Distribution - This operating segment focuses on distribution of manufactured fleet management and vehicle tracking solutions all around the world.
Product development- This operating segment focuses on investing in research, manufacturing and development of vehicle tracking and fleet management solutions for distribution.
Group Services - This operating segment renders management services to the Group.

The Group is not reliant on any one major customer as the Group’s products are consumed by the general public in various countries.

There are varying levels of integration between the Groups segments. Inter-segment transactions are concluded on an arms-length basis.

Geographical information
The Group operates in 3 main geographical areas:
South Africa - The Group derives revenues from product manufacturing and developing and distribution of fleet management and vehicle tracking solutions within the South African Market;
United Kingdom & Europe - The Group’s activities comprise distribution of fleet management and vehicle tracking solutions to the UK & European market and;
Australia - The Group's activities comprise distribution of fleet management and vehicle tracking solutions to the Australian market.

80

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

38. Segment information (continued)	SA distribution R'000	Foreign distribution R'000	Product development R'000	Group services R'000	Eliminations R'000	Total R'000
30 June 2015

Revenue
External revenues	524,220	296,637	26,204	11,466	—	858,527
Inter-segmental revenue	(10,387)	—	(141,540)	(10,329)	162,256	—
Total Segment revenue	513,833	296,637	(115,336)	1,137	162,256	858,527

Interest income	24	51	4	—	—	79
Interest expense	(4,059)	(98)	—	(6,919)	—	(11,076)
Depreciation & amortization	(53,950)	(17,198)	(20,207)	(2,395)	18,558	(75,192)
Income from equity accounted investments	—	4,956	—	—	—	4,956
Other material non-cash items:
- Impairments	(2,003)	—	(508)	—	—	(2,511)

Profit/(loss) before taxation	14,509	14,388	(11,763)	70,065	(490)	86,709

Other information
Capital expenditure	62,693	21,473	2,313	—	2,974	89,453

Statement of financial position

Assets
Segment assets	468,266	366,426	241,556	637,025	(896,265)	817,008
Consolidated total assets	468,266	366,426	241,556	637,025	(896,265)	817,008

Liabilities
Segment liabilities	(134,079)	(226,696)	(27,184)	(264,275)	478,681	(173,553)
Consolidated total liabilities	(134,079)	(226,696)	(27,184)	(264,275)	478,681	(173,553)

81

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

38. Segment information (continued)	SA distribution R'000	Foreign distribution R'000	Product development R'000	Group services R'000	Eliminations R'000	Total R'000
30 June 2014

Revenue
External revenues	522,735	297,063	65,698	6,447	—	891,943
Inter-segmental revenue	(34,062)	—	(123,672)	(18,953)	176,687	—
Total Segment revenue	488,673	297,063	(57,974)	(12,506)	176,687	891,943

Interest income	19	3,628	(4)	—	—	3,643
Interest expense	(5,402)	(163)	(373)	(8,407)	—	(14,345)
Depreciation & amortization	(65,583)	(8,981)	(1,978)	(1,336)	—	(77,878)
Income from equity accounted investments	—	3,064	—	—	—	3,064
Other material non-cash items:
- Impairments	(4,135)	—	—	—	—	(4,135)

Profit/(loss) before taxation	(42,624)	24,918	50,200	23,835	—	8,659

Other information
Capital expenditure	71,106	14,748	3,206	1,998	(11,687)	79,371

Statement of financial position

Assets
Segment assets	2,223,343	297,063	857,192	1,254,860	(3,883,100)	749,358
Investment in associates	—	—	—	11,002	—	11,002
Consolidated total assets	2,223,343	297,063	857,192	1,265,862	(3,883,100)	760,360

Liabilities
Segment liabilities	(1,850,175)	(285,038)	(620,977)	(980,728)	3,540,031	(196,887)
Consolidated total liabilities	(1,850,175)	(285,038)	(620,977)	(980,728)	3,540,031	(196,887)

82

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

38. Segment information (continued)	SA distribution R'000	Foreign distribution R'000	Product development R'000	Group services R'000	Eliminations R'000	Total R'000
30 June 2013

Revenue
External revenues	522,381	285,399	53,026	7,772	—	878,578
Inter-segmental revenue	(10,671)	(13,584)	(153,827)	(23,064)	201,146	(201,146)
Total Segment revenue	521,710	271,815	(100,801)	(15,292)	201,146	1,079,724

Interest income	2	154	10	8,934	(8,884)	216
Interest expense	(12,770)	(300)	—	(10,192)	8,884	(14,378)
Depreciation & amortization	(58,740)	(10,316)	(9,334)	(4,207)	—	(82,597)
Income from equity accounted investments	—	2,131	—	—	—	2,131
Other material non-cash items:
- Impairments	(16,734)	(53,699)	—	—	—	(70,433)

Profit/(loss) before taxation	(8,209)	(60,310)	16,317	(10,683)	—	(62,885)

Other information
Capital expenditure	75,003	12,337	1,609	—	—	88,949

83

DigiCore Holdings Limited
(Registration number 1998/012601/06)
Group Financial Statements for the year ended 30 June 2015

Notes to the Group Financial Statements

	2015 R'000	2014 R'000	2013 R'000
38. Segment information (continued)

Geographical Information
Revenue
South Africa	561,890	594,880	593,179
Europe & UK	237,101	230,884	220,346
Australia	59,536	66,179	65,053
	858,527	891,943	878,578
Profit / (Loss) before tax
South Africa	72,321	(41,259)	(2,575)
Europe & UK	14,351	48,527	(63,304)
Australia	37	1,391	2,994
	86,709	8,659	(62,885)

		2015 R'000	2014 R'000
Non-current assets other than financial instruments and deferred tax
South Africa		240,469	274,708
Europe & UK		82,039	93,720
Australia		3,237	3,698
		325,745	372,126

84